                            SCHEDULE 14A INFORMATION
           Proxy Statement Pursuant to Section 14(a) of the Securities
                     Exchange Act of 1934 (Amendment No. 1)

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[X] Preliminary Proxy Statement

[ ] Confidential, for Use of the Commission Only (as permitted by
    Rule 14a-6(e)(2))

[ ] Definitive Proxy Statement

[ ] Definitive Additional Materials

[ ] Soliciting Material Pursuant to 240.14a-11(c) or 240.14a-12 OMNIS
    Technology Corporation

                          OMNIS Technology Corporation
                                 --------------
                (Name of Registrant as Specified In Its Charter)
                         -------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required.

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1) Title of each class of securities to which transaction applies:

(2) Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

(4) Proposed maximum aggregate value of transaction:

(5) Total fee paid:

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount Previously Paid:

(2) Form, Schedule or Registration Statement No.:

(3) Filing Party:

(4) Date Filed:

                          OMNIS TECHNOLOGY CORPORATION



                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                        TO BE HELD ON SEPTEMBER 29, 1999



TO THE STOCKHOLDERS:

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of OMNIS Technology Corporation, a Delaware corporation (the "Company"), will be held on September 29, 1999, at 1:00 p.m., Pacific Time, at the offices of Landels Ripley & Diamond, LLP, 350 The Embarcadero, Suite 600, San Francisco, California 94105,
(415) 512-8700, for the following purposes:



          1. To elect two (2) Class I Directors to serve until the 2002 Annual Meeting of Stockholders or until their successors are elected and shall qualify (Proposal 1);

          2. To approve the adoption of the Omnis Technology Corporation 1999 Stock Option Plan (Proposal 2);

          3. To ratify the grant of stock options in the total amount of 258,650 shares of the common stock of the Company to certain of the Directors and Officers of the Company under the Omnis Technology Corporation 1999 Stock Option Plan (Proposal 3);

          4. To approve an amendment to the Omnis Technology Corporation 1994 Stock Purchase Plan to increase the maximum number of shares of the common stock of the Company reserved for issuance under the Plan by 150,000 shares to 400,000 shares (Proposal 4);

          5. To ratify the appointment of Grant Thornton LLP as the independent public accountants of the Company for the fiscal year ending March 31, 2000 (Proposal 5); and

          6. To transact such other business as may properly be brought before the meeting and any adjournment(s) thereof.

     The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

Stockholders of record at the close of business on August 31, 1999, shall be entitled to notice of and to vote at the meeting. All stockholders are cordially invited to attend the meeting. However, to assure your representation at the meeting, you are urged to mark, sign, date, and return the enclosed proxy card as promptly as possible in the postage-prepaid envelope enclosed for that purpose. Any stockholder attending the meeting may vote in person even if such stockholder has returned a proxy.

                                                 Sincerely,





                                                 -----------------------
                                                 Geoffrey Wagner, Secretary

San Carlos, California

____________ , 1999

-------------------------------------------------------------------------------
                             YOUR VOTE IS IMPORTANT

IN ORDER TO ASSURE YOUR REPRESENTATION AT THE MEETING, YOU ARE REQUESTED TO COMPLETE, SIGN, AND DATE THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE AND RETURN IT IN THE ENCLOSED ENVELOPE.
-------------------------------------------------------------------------------

                          OMNIS TECHNOLOGY CORPORATION

                               981 INDUSTRIAL WAY

                          SAN CARLOS, CALIFORNIA 94070



                                 PROXY STATEMENT



                 INFORMATION CONCERNING SOLICITATION AND VOTING



GENERAL INFORMATION

     The enclosed Proxy is solicited on behalf of the Board of Directors of OMNIS Technology Corporation (the "Board of Directors" or "Board") for use at the Annual Meeting of Stockholders of the Company to be held at the offices of Landels Ripley & Diamond, LLP, 350 The Embarcadero, Suite 600, San Francisco, California 94105, (415) 512-8700, on September 29, 1999, at 1:00 p.m. Pacific
Time, and at any adjournment (s) thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Stockholders. The Company's telephone number is (650) 632-7100. These proxy solicitation materials were mailed on or about September 8, 1999, to all stockholders entitled to vote at the meeting.



RECORD DATE AND SHARE OWNERSHIP

     Stockholders of record at the close of business on August 31, 1999 (the "Record Date") are entitled to notice of and to vote at the meeting and at any adjournment(s) thereof. At the Record Date, 9,681,607 shares of the Common Stock of the Company, $0.10 par value ("common stock"), and 300,000 of the Series A Convertible Preferred Stock of the Company, $1 par value ("preferred stock"), were issued and outstanding.

REVOCABILITY OF PROXIES

     Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivering to the Company (Attention:
Secretary) a written notice of revocation or a duly executed proxy bearing a later date or by attending the meeting and voting in person.

VOTING AND SOLICITATION

     On all matters, each share of common stock of the Company has one vote and each share of preferred stock of the Company is treated as though it has been converted into 1.667 shares of common stock for purposes of voting pursuant to the Restated Certificate of Incorporation of the Company. Directors are elected by a plurality vote of the voting stock of the Company in person or represented by proxy at a meeting. Stockholders do not have a right to cumulate their votes in the election of Directors. See "Election of Directors - Required Vote."

     The cost of this solicitation will be borne by the Company. The Company may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation material to such beneficial owners. Proxies may also be solicited by certain of the Company's Directors, officers and regular employees, without additional compensation, personally or by telephone, letter, or electronic mail.

NOTE REGARDING SHARE-RELATED DATA

     On September 16, 1997, the Company effected a 1-for-10 reverse stock split. All references to numbers of shares appearing in this Proxy Statement have been adjusted to reflect such reverse stock split.

QUORUM; ABSTENTIONS; BROKER "NON-VOTES"

     The Restated Certificate of Incorporation and the Bylaws of the Company provide that stockholders holding a majority of the shares of voting stock of the Company issued and outstanding and entitled to vote on the Record Date shall constitute a quorum at meetings of stockholders. Shares that are voted "FOR," "AGAINST," or "WITHHELD" on a matter are treated as being present at the meeting for purposes of establishing a quorum and are also treated as "entitled to vote on the subject matter" (the "Votes Cast") at the Annual Meeting with respect to such matter.

     While there is no definitive statutory or case law authority in Delaware as to the proper treatment of abstentions, the Company believes that abstentions should be counted for purposes of determining the presence or absence of a quorum for the transaction of business and the total number of Votes Cast with respect to a particular matter (other than the election of Directors). In the absence of controlling precedent to the contrary, the Company intends to treat abstentions in this manner. Accordingly, with the exception of the Proposal for the election of Directors, abstentions will have the same effect as a vote against the proposal. In addition, because Directors are elected by a plurality vote, abstentions in the election of Directors have no impact once a quorum exists.

     In a 1988 Delaware case, Berlin v. Emerald Partners, the Delaware Supreme Court held that while broker "non-votes" may be counted for purposes of determining the presence or absence of a quorum for the transaction of business, broker "non-votes" should not be counted for purposes of determining the number of Votes Cast with respect to the particular proposal on which the broker has expressly not voted. Broker "non-votes" with respect to proposals set forth in this Proxy Statement will therefore not be considered "Votes Cast" and accordingly will not affect the determination as to whether the requisite majority of Votes Cast has been obtained with respect to a particular matter. However, broker "non-votes" will have the same effect as a vote against any proposal which requires the approval of a majority of all outstanding shares of voting stock of the Company.



SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth as of the Record Date certain information with respect to the beneficial ownership of the Company's voting securities by
(i) any person (including any "group" as that term is used in Section 13 (d) (3) of the Securities Exchange Act of 1934) known by the Company to be the beneficial owner of more than 5% of any class of the Company's voting securities, (ii) each Director and each nominee for Director, (iii) each of the named executive officers identified in the Summary Compensation Table appearing herein, and (iv) all Directors and executive officers of the Company as a group.

                                               Number of    Percent of   Number of        Percent of
   Name and Address (1)                        Shares of     Total of    Shares of         Total of
   --------------------                        Preferred    Preferred     Common            Common
                                                Stock(2)     Stock(2)      Stock            Stock
                                               ---------    ---------     --------         ----------
Astoria Capital Partners L.P. ................  300,000       100.0%     3,543,344           35.4%
         735 Second Avenue
         San Francisco, CA  94118
Philip Barrett(3) ....................................................  1,662,500            16.6%
Gerald Chew 4) .......................................................    109,325             1.1%
Gwyneth Gibbs(5) .....................................................     84,375             *
Douglas Marshall(6) ..................................................    109,325             1.1%
Geoffrey Wagner(7) ...................................................  2,292,500            22.9%
David Seaman(8) ......................................................     24,636             *
Matt Simmons(9) ......................................................    174,914             1.8%
Larry Barcot(10)(13) .................................................     64,400+            *+
Kevin Doyle(11)(13) ..................................................           +            *+
Kenneth Holmes .......................................................          0             0.0%
All Directors and executive officers as a group (8 persons)(12)(13) ..  4,521,975+           45.2%+

-----------------------
* Less than 1%

+ The number of options exercisable by Larry Barcot and Kevin Doyle within 60 days of the Record Date cannot be calculated; see the notes 10, 11 and 13 below.

(1) Except as otherwise indicated below, the persons whose names appear in the table above have sole voting and investment power with respect to all shares of stock shown as beneficially owned by them, subject to community property laws, where applicable.

(2) "Preferred Stock" refers to the Series A Convertible Preferred Stock, which is convertible into 1.667 shares of the Common Stock.

(3) Includes Warrants to purchase 12,500 shares of Common Stock convertible within 60 days of the Record Date held by Mr. Barrett and 1,650,000 shares of Common Stock owned by Philip and Debra Barrett Charitable Remainder Trust, of which Mr. Barrett is a trustor and a trustee. Grant of Warrants subject to qualification with State securities laws.

(4) Represents 12,500 Warrants and 96,825 options to purchase shares of Common Stock convertible within 60 days of the Record Date held by Mr. Chew. Grants subject to qualification with State securities laws. The grant of the options is subject to ratification of Proposal 3 hereof by the stockholders.

(5) Includes options to purchase 4,375 shares of Common Stock exercisable within sixty (60) days of the Record Date held by Mrs. Gibbs. As part of Proposal 3, the stockholders are being asked to ratify the grant of stock options in the amount of 65,000 shares of the common stock of the Company to Mrs. Gibbs under the Omnis Technology Corporation 1999 Stock Option Plan, with one-third of such options vesting on July 31, 2000 and 1/24 of the remainder of such options vesting each month thereafter.

(6) Represents 12,500 Warrants and 96,825 options to purchase shares of Common Stock convertible within 60 days of the Record Date held by Mr. Marshall. Grants subject to qualification with State securities laws. The grant of the options is subject to ratification of Proposal 3 hereof by the stockholders.

(7) Includes Warrants to purchase 12,500 shares of Common Stock convertible within 60 days of the Record Date held by Mr. Wagner, 1,420,000 shares of Common Stock owned by Rockport Group LP, of which Mr. Wagner is the sole general partner, 850,000 shares of Common Stock owned by RCJ Capital Partners LP, of which Rockport Group LP is the sole general partner; Director Geoffrey Wagner is the sole general partner of Rockport Group LP; and 10,000 shares of Common Stock purchased on April 5, 1999 by a trust of which the reporting person's wife is the sole beneficiary; the reporting person disclaims beneficial ownership of such 10,000 shares except to the extent of his pecuniary interest in such shares. Grant of Warrants subject to qualification with State securities laws.

(8) Includes options to purchase 13,854 shares of Common Stock exercisable within sixty (60) days of the Record Date held by Mr. Seaman.

(9) Includes options to purchase 1,634 shares of Common Stock exercisable within sixty (60) days of the Record Date held by Mr. Simmons.

(10) Represents options to purchase 60,000 shares of Common Stock exercisable within sixty (60) days of the Record Date held by Mr. Barcot. In addition, under the Employment Agreement effective April 1, 1998 between the Company and Mr. Barcot, Mr. Barcot is entitled to receive options for 240,000 shares of the Company's common stock vesting over six years, except that in the event that the Company's average closing sale price of its common stock for the ten trading days ending on September 30, 1999 ("Average Closing Sale Price") meets or exceeds $6 per share, then a certain number of shares will vest on September 30, 1999 based on a sliding scale from 60,000 shares related to a price of $6 per share up to a maximum of 240,000 shares related to a price of $18 per share (in which event Mr. Doyle would have a total of 240,000 options vested). If the maximum number of options so vested, Mr. Doyle would own 4,400 shares and have 240,000 options exercisable within 60 days of the Record Date (which would relate to 2.3% of "Percent of Total Common Stock" in the table above).

(11) The Employment Agreement dated as of April 1, 1998 between the Company and Mr. Doyle terminated on January 15, 1999, except that in the event the Average Closing Sale Price meets or exceeds $6 per share, then a certain number of shares will vest on September 30, 1999 based on a sliding scale from 75,000 shares related to a price of $6 per share up to a maximum of 300,000 shares related to a price of $18 per share, in which case Mr. Doyle will have 3 months after September 30, 1999 to exercise the option with respect to any such vested shares. If 300,000 options so vested, Mr. Doyle would have 300,000 vested options exercisable within 60 days of the Record Date (which would relate to 2.9% of "Percent of Total Common Stock" in the table above).

(12) Includes the shares, options, and warrants described in footnotes 3 through 10.

(13) If the Average Closing Sale Price (defined in note 10 above) on September 30, 1999 meets or exceeds $6, then a certain number of shares will vest for Mr. Barcot and Mr. Doyle on September 30, 1999 based on a sliding scale from 135,000 shares (total) related to a price of $6 per share up to a maximum of 540,000 shares (total) related to a price of $18 per share. If the maximum number of such options vest on September 30, 1999, then the group of Directors and executive officers would have 5,001,325 of such shares, warrants and options (which would relate to 47.7% of "Percent of Total Common Stock" in the table above).

                                  PROPOSAL ONE

                              ELECTION OF DIRECTORS

     The Bylaws of the Company provide that the Board of Directors shall be composed of seven Directors divided into three classes composed of two members in each of Classes I and II and three members in Class III. The Directors are elected to serve staggered three-year terms, with the term of one class of Directors expiring each year. There are currently two vacancies in Class III of the Directors, and following the meeting there are expected to be two vacancies in Class III of the Directors.

     Unless otherwise specified, each properly executed proxy received will be voted for the election of the two Class I nominees, Mr. Geoffrey Wagner and Mr. Douglas Marshall, to each serve as a Director until the 2002 Annual Meeting of Stockholders or until his successor is elected and shall qualify. Mr. Wagner and Mr. Marshall were each appointed as Class I Directors in July 1998 by the Board of Directors to fill certain vacancies in such Class of Directors. The nominees have previously consented to be named as nominees in the proxy statement and to continue to serve as Directors if elected. Should the nominees become unable or unwilling to accept nomination or election, or should additional persons be nominated at the meeting, the persons named in the enclosed proxy will vote for the election of the nominees hereafter designated by the Board of Directors (or if new nominees have been designated by the Board, in such a manner as to elect such new nominees) to fill the vacancy. The Company is not aware of any reason that either nominee will be unable or will decline to serve as a Director. There are no arrangements or understandings between any Director or executive officer and any other person pursuant to which he or she is or was to be selected as a Director or officer of the Company.

     The term of the Class I Directors will expire at the 1999 Annual Meeting of Stockholders and the following persons, who are Class I Directors, have been nominated for election as Class I Directors of the Company:


Name of Nominee              Age*                         Principal Occupation                        Director Since
---------------              ---                          --------------------                        --------------
Douglas Marshall(1)          43     Vice President of Marketing - Bank of America                          1998
Geoffrey Wagner(2)           42     General Partner, Rockport Group L.P., a private investment firm        1998


     The term of the following Class III Director will expire at the 2000 Annual Meeting of Stockholders:


Name of Nominee              Age*                         Principal Occupation                        Director Since
---------------              ---                          --------------------                        --------------
Gwyneth Gibbs                56    President and Interim Chief Executive Officer of the Company            1999


     The term of the following Class II Directors will expire at the 2001 Annual Meeting of Stockholders:

Name of Nominee            Age*                         Principal Occupation                        Director Since
---------------            ---                          --------------------                        --------------


Gerald Chew(1)              39     Executive Vice President of Ancora Capital & Management Group,          1998
                                   LLC and Managing Director of The Cairn Group, a management consulting firm
Philip Barrett(2)           43     Chairman of the Board                                                   1998



-----------------------

*      As of the Record Date.

(1)    Member of the Compensation Committee

(2)    Member of the Audit Committee



     In July 1998 Mr. David Colby and Mr. William Konrad resigned from the Board of Directors stating time constraints with other business interests were too demanding to permit them to serve as active directors of the Company. At that time the Board of Directors appointed Mr. Philip Barrett, Mr. Gerald Chew, Mr. Douglas Marshall and Mr. Geoffrey Wagner to serve as directors of the Company. Mr. Kenneth Holmes then resigned from the Board of Directors in October 1998 in connection with his departure from the Company. Mr. Richard Hanschen was appointed Chairman of the Board at that time. Mr. Hanschen then resigned as the Chairman of the Board and as a director of the Company in December 1998. At that time Mr. Philip Barrett was appointed Chairman of the Board. Mrs. Gwyneth Gibbs, the President and interim Chief Executive Officer of the Company, was appointed as an additional director of the Company in February 1999.

     The members of the Board of Directors of the Company as of March 31, 1999 and currently are Mr. Philip Barrett, Mr. Gerald Chew, Mrs. Gwyneth Gibbs, Mr. Douglas Marshall and Mr. Geoffrey Wagner.

     Except as follows, each nominee or director has been engaged in his or her principal occupation set forth above during the past five years; there is no family relationship between any director or executive officer of the Company.

     Mr. Barrett was appointed Chairman of the Company in December 1998. He is the former President and owner of Oregon Pro Sport, a company that manages professional sports teams including the Cascade Surge. Oregon Pro Sport was founded by Mr. Barrett in January 1995 and sold in November 1998. Prior to that time Mr. Barrett was the President and a partial owner of Supra Products, Inc. Mr. Barrett commenced his employment with Supra Products, Inc. in September 1984 and worked in the sales, finance and marketing divisions of that company until he became its President and partial owner in 1992. Supra Products was sold in September 1994 to Berwind Industries, Inc.

     Mr. Chew has been Executive Vice President of Ancora Capital & Management Group, LLC since June 1998 and Managing Director of The Cairn Group since February 1997. From August 1996 to February 1997, he was Chief Operating Officer of SpotMagic, Inc. From November 1992 to July 1996, Mr. Chew served as Executive Director of Strategy Development for U S WEST, Inc. Since December 1995, Mr. Chew has served as a director of MDSI Mobile Data Solutions, Inc. Mr. Chew also serves as a director of a number of private companies.

     Mrs. Gibbs was appointed President and interim Chief Executive Officer of the Company in October 1998, and was elected to the Board of Directors in February 1999. She joined the Company in October 1994, was initially responsible for Research and Development in Europe and subsequently was assigned worldwide responsibility for Research and Development in January 1998. Prior to joining the Company, Mrs. Gibbs was Technical Director of an intelligent database start-up for 6 years, and before that held a number of positions in UK development organizations.

     Mr. Marshall is currently Vice President with Bank of America where he has held a number of marketing positions including Vice President of Advertising and Marketing Communications as well as product development and management roles. Prior to joining Bank of America in August of 1994, Mr. Marshall served as Marketing Director and Northwest Region manager for US Travel, a global travel management company. From June 1984 to July 1998, Mr. Marshall held a number of marketing positions with Seafirst Bank, a Seattle, Washington-based subsidiary of Bank of America Corporation.

     Mr. Wagner was appointed Secretary of the Company in February 1999. He is currently the General Partner of Rockport Group L.P. In September 1990 Mr. Wagner co-founded the Rockport Group L.P. and has been the General Partner since its inception. Rockport Group, L.P. invests its capital in a variety of industries, including technology, healthcare and apparel. Prior to 1990 Mr. Wagner held sales executive positions at several leading Wall Street firms including five years at Bear, Stearns & Co., Inc. and five years at Kidder, Peabody & Co., Inc.

BOARD MEETINGS AND COMMITTEES

     The Board of Directors of the Company held a total of twelve meetings and did not take any action by written consent during the fiscal year ended March 31, 1999. No Director serving during the fiscal year attended fewer than 75% of the aggregate of all meetings of the Board of Directors and the committees of the Board upon which such Director served, except Mr. Marshall.

     In February 1999 the Board of Directors appointed a Compensation Committee and an Audit Committee of the Board. The Board of Directors does not have any nominating committee or any committee performing such functions.

     The Compensation Committee is generally responsible for evaluating and recommending to the Board of Directors of the Company the granting of stock options to employees, including officers, and other eligible persons, and the setting of compensation for the executive officers of the Company. The executive officers of the Company have been delegated the responsibility of administering compensation programs (other than stock based) for the other employees of the Company, subject to overall budget review and approval by the Board of Directors. Messrs. Chew and Marshall are the members of the Compensation Committee.

     During the fiscal year ended March 31, 1999, the Compensation Committee of the Board of Directors consisted of Messrs. Hanschen and Konrad from April 1, 1998 to July 17, 1998, and consisted of Directors Barrett and Chew and, while he was a director, Mr. Hanschen, from July 17, 1998 until February of 1999, when the Board of Directors appointed Messrs. Chew and Marshall as such committee. Messrs. Chew and Marshall are currently the members of such committee. The Compensation Committee conducted two meetings during the past fiscal year.

     The Audit Committee is generally responsible for recommending engagement of the Company's independent public accountants and is generally responsible for approving the services performed by such independent public accountants and for reviewing and evaluating the Company's accounting principles and its system of internal accounting controls. Messrs. Barrett and Wagner are the members of the Audit Committee.

     During the last fiscal year, the Audit Committee of the Board of Directors consisted of Messrs. Hanschen and Konrad from April 1, 1998 to July 17, 1998, and consisted of Messrs. Marshall and Wagner from July 17, 1998 until February of 1999. In February 1999 the Board of Directors appointed Messrs. Barrett and Wagner as such committee. Messrs. Barrett and Wagner are currently the members of the Audit Committee, and such Audit Committee conducted five meetings during the past fiscal year.

DIRECTOR COMPENSATION

     The Company reimburses Directors for travel and other out-of-pocket expenses incurred in attending Board meetings but no cash compensation is otherwise paid to Directors.

     The 1993 Directors' Warrant Plan (the "Director Plan") was adopted by the Board of Directors in September 1993 and was approved by the stockholders in August 1994. The Director Plan provided for automatic non-discretionary grants of warrants to non-employee Directors ("Outside Directors"). Each Outside Director elected on or after the date of adoption of the Director Plan was automatically granted a warrant to purchase a certain number of shares of Common Stock upon the date he or she became a Director of the Company pursuant to a vesting schedule related to the term of such Director (an "Initial Warrant"). After becoming a Director, each Outside Director was automatically granted a warrant to purchase an additional number shares of Common Stock on September 1 of each year, provided that he or she had served for at least six (6) months as of such date and was then serving as an Outside Director ("Subsequent Warrant"). In July of 1998 the Directors' Plan was amended to increase the number of shares reserved to the plan to 300,000 shares, to increase the Initial Warrant to 30,000 shares and to increase the Subsequent Warrant to 5,000 shares. Directors Mr. Barrett, Mr. Chew, Mr. Marshall, and Mr. Wagner each received a warrant to purchase 30,000 shares when they were appointed to the Board of Directors. Mr. Hanschen received a warrant to purchase 5,000 shares as of September 1, 1998. As of the Record Date, warrants to purchase approximately 131,375 shares of the Company's Common Stock under the Director Plan were outstanding.

     In April 1999, the Board of Directors determined that it was in the best interests of the Company to adopt the Omnis Technology Corporation 1999 Stock Option Plan (the "1999 Plan") to consolidate options to be issued to directors, officers, key employees, consultants and advisors under a single option plan and to terminate the Director Plan, the separate 1993 Advisors Plan and the separate 1996 Stock Option Plan, except as to warrants and options then issued and outstanding under such plans. The 1999 Plan was adopted by the Board of Directors and 1,500,000 shares of the common stock of the Company were reserved for issuance under the 1999 Plan. The Board of Directors is presenting the 1999 Plan to the stockholders for approval in Proposal 2, and the stockholders are being asked to ratify the grant of stock options in the total amount of 258,650 shares of the common stock of the Company to certain of the Directors and officers of the Company under the 1999 Plan in Proposal 2. Also see the table under the heading "New Plan Benefits" below.

REQUIRED VOTE

     The Class I Directors will be elected by a plurality vote of the shares of the voting stock of the Company present or represented and entitled to vote on this matter at the meeting on an as converted basis. On the matter of the election of Directors, each share of common stock of the Company has one vote and each share of preferred stock of the Company is treated as though it has been converted into 1.667 shares of common stock for such purposes. For these purposes cumulative voting in the election of Directors is not authorized by the Restated Certificate of Incorporation or Bylaws of the Company. Votes withheld from a nominee and broker "non-votes" will be counted for purposes of determining the presence or absence of a quorum but because Directors are elected by a plurality vote, nominee and broker "non-votes" will have no impact once a quorum is present. See "Information Concerning Solicitation and Voting - Quorum; Abstentions; Broker `Non-Votes'".

     THE BOARD OF DIRECTORS RECOMMEND THAT THE STOCKHOLDERS VOTE "FOR" THE FOREGOING NOMINEES. ABSTENTIONS IN THE ELECTION OF DIRECTORS HAVE NO IMPACT ONCE A QUORUM EXISTS.

                                  PROPOSAL TWO

                                 APPROVAL OF THE

                          OMNIS TECHNOLOGY CORPORATION

                             1999 STOCK OPTION PLAN



GENERAL

     In the past, in addition to the 1994 Stock Purchase Plan of the Company, which allows employees to purchase certain numbers of shares of the common stock of the Company by withholdings from salary, the Company had three plans for granting options or warrants to employees, consultants, advisors or Directors of the Company. The Company adopted the 1993 Directors' Plan in 1993 to provide for certain warrants to be issued to outside Directors of the Company, the Company adopted the 1993 Advisors' Plan in 1993 to provide for certain warrants to be issued to advisors of the Company and, in anticipation of the expiration of the prior 1987 Stock Option Plan, the Company adopted the 1996 Stock Option Plan in 1996 to provide for certain options to be granted to employees of the Company.

     In April 1999 the Board of Directors of the Company ("Board") determined that three plans for issuing options or warrants to employees, consultants, advisors and Directors was unnecessarily complex and involved additional expense resulting from the different requirements under each of such plans. The Board of Directors determined that a single plan for granting options, whether incentive or nonincentive, to employees, consultants, advisors or Directors of the Company would be desirable to make such grants more efficient and to make administration more economical.

     Accordingly, on April 13, 1999 the Board of Directors terminated the 1993 Directors Plan, the 1993 Advisors Plan and the 1996 Stock Option Plan, except as such Plans apply to any options and warrants then outstanding under any of such plans. At the same time the Board of Directors adopted, subject to approval of the stockholders of the Company, the Omnis Technology Corporation 1999 Stock Option Plan (the "1999 Option Plan"), which authorizes the grant of incentive stock options within the meaning of Section 422 of the Internal Revenue Code of 1986 as amended (the "Code"), to employees of the Company; and the grant of nonstatutory or "nonincentive" stock options to Directors, advisors, employees and consultants of the Company.

     The 1999 Option Plan may be administered by the Board or a committee approved by the Board. Subject to the approval of the stockholders, on April 13, 1999 the Board granted incentive stock options to certain employees of the Company to purchase a total of 411,000 shares of the common stock of the Company at an exercise price of $1.02 per share, with the right to exercise such options vesting over a three-year period.

     On July 31, 1999 the disinterested Directors of the Board granted non-incentive stock options totaling 193,650 shares of common stock of the Company to two of the Directors, Messrs. Chew and Marshall, and an employee incentive stock option representing 65,000 shares of common stock of the Company to Mrs. Gwyneth Gibbs, who is a Director, President and interim Chief Executive Officer of the Company, at an option price equal to 85% of the last trading price of the shares on July 30, 1999, subject to approval of the stockholders of the Company. See "Information Concerning Solicitation and Voting - Proposal Three - Ratification of the Grant of Options to Certain Directors and Officers under the 1999 Option Plan." The options of Directors Chew and Marshall vested on July 31, 1999, and the option of Mrs. Gibbs vests over a period ending December 31, 2001, with one-third vesting on July 31, 2000 and the remainder vesting pro rata over the 24 month period following July 31, 2000.

     On July 31, 1999, pursuant to prior commitments made by the Company, the Board separately granted nonincentive stock options to Mr. David Ferri and to Mr. Carlton Baab effective as of that date. Mr. Ferri and Mr. Baab have been consultants to the Company, and Mr. Baab currently is a consultant, to the Company. The option granted to Mr. Ferri is in the amount of 25,000 shares of the common stock of the Company at an option price of $1.02 per share and is fully vested. The option granted to Mr. Baab is in the amount of 50,000 shares of the common stock of the Company at an option price of $1.02 per share. The Baab option is to vest over a period ending July 31, 2002, with one-third of the options vesting on July 31, 2000 and the remainder vesting pro rata over the remaining 24 month period.



PROPOSAL

     At the Annual Meeting, the Company's stockholders are being requested to approve the 1999 Option Plan with 1,500,000 shares of the common stock of the Company reserved for issuance thereunder.

     The Board of Directors believes that the ability to grant stock options is essential to the future success of the Company. The granting of stock options can motivate high levels of performance and provide an effective means of recognizing contributions of employees, consultants, advisors and Directors to the success of the Company. The Company believes that this policy is of great value in recruiting and retaining highly qualified technical personnel, other key personnel, consultants, advisors and Directors who are in great demand, and that this policy is appropriate for rewarding the efforts of current employees, consultants, advisors and Directors of the Company. The material features of the 1999 Option Plan are outlined below.



SUMMARY OF THE 1999 OPTION PLAN

     Purpose. The purposes of the 1999 Option Plan are to attract and retain the best available personnel, including officers, consultants, advisors, consultants and Directors, for positions of substantial responsibility, to provide additional incentives to such employees, consultants, advisors, consultants and Directors of the Company, and to promote the success of the Company's business.

     Administration. The 1999 Option Plan may be administered by multiple administrative bodies. With respect to option grants to officers and Directors, the 1999 Option Plan may be administered by either the Board or one or more committees designated by the Board as may be necessary to comply with the rules governing a plan intended to qualify as a discretionary grant under Rule 16b-3 of the Securities and Exchange Commission. With respect to persons other than officers or Directors, the 1999 Option Plan may be administered by the Board or a committee designated by the Board as necessary to comply with applicable law. These multiple administrative bodies are hereinafter collectively referred to as the "Plan Administrator."

     Eligibility. Incentive and nonincentive stock options may be granted to employees, consultants, advisors or Directors of the Company and its subsidiaries. Incentive stock options may be granted only to employees of the Company and its subsidiaries. The Plan Administrator selects the employees, consultants, advisors or Directors who will be granted options and determines the number of shares to be subject to each option. In making such determination, the Plan Administrator takes into account the duties and responsibilities of the relevant individual, the value of the services of such person, his or her present and potential contributions to the success of the Company, the anticipated years of future service of such person and other relevant factors.

     Exercise of Options. Options vest at such times as are determined by the Plan Administrator and set forth in the option agreement. Generally, options vest over a three or four-year period with a certain number vesting after one year and the remainder vesting in equal monthly installments thereafter, with such vesting accelerated in the event of the sale of the Company or certain other events.

     An option is exercised by delivery of written notice to the Company specifying the number of full shares of common stock to be purchased and payment of the option exercise price. The method of payment of the exercise price for the shares of purchased upon exercise of an option is determined pursuant to the Plan and relevant option agreement.

     Exercise Price. The exercise price of stock options granted under the 1999 Option Plan is determined by the Plan Administrator pursuant to standards set forth in the Plan. In case of incentive stock options, the exercise price must not be less than 100 percent of the fair market value of the common stock of the Company on the date of grant. Incentive stock options granted to stockholders owning more that 10 percent of the voting stock of the Company are subject to the additional restriction that the exercise price per share of each option must be at least 110 percent of the fair market value per share on the date of grant. The exercise price of nonstatutory options granted under the Plan must not be less than 85 percent of the fair market value of the common stock of the Company on the date of grant.

     Termination. If an optionee who is employed by the Company ceases to be an employee for any reason other than death or disability, the optionee may exercise an existing unexercised option within such period of time as is specified in the notice of grant (to the extent that he or she is entitled to exercise the option on the date of termination). If the employment of an optionee is terminated "for cause", any unexercised option becomes void and unexercisable on the date of termination. An option also terminates immediately in the case of an optionee who is a Director if the Director is removed for cause as defined by applicable law.

     If an optionee ceases to be an employee, consultant, advisor or Director as a result of his or her permanent and total disability, the unexercised option may be exercised within one (1) year after the date of such cessation, but only to the extent that the optionee was entitled to exercise the option on such date. If the optionee ceases to be an employee, consultant, advisor or Director as a result of his or her death, the unexercised option may be exercised within one (1) year after the date of the optionee's death by the executors or administrators of the optionee's estate or by his or her heirs or successors.

     Terms. Options granted under the 1999 Option Plan expire as determined by the Plan Administrator and provided in the relevant option agreement, but in no event later than 10 years after the date of the grant. No option may be exercised by any person after such expiration. In addition, incentive stock options granted to stockholders owning more that 10 percent of the outstanding voting stock of the Company may not have a term of more than five years.

     Non-Transferability. In the case of an incentive stock option, the option is non-transferable by the optionee other than by Will or the laws of descent and distribution, and is exercisable during the optionee's lifetime only by the optionee, or in the event of his or her death, by a person who acquires the right to exercise the option by Will or inheritance or by reason of the death of an optionee. In the case of a nonincentive stock option, the option is also transferable to a trust to be passed to beneficiaries upon the death of the optionee or by gift to immediate family members as defined by the relevant federal securities law.

     Adjustments Upon Changes in Capitalization; Changes of Control. The number of shares covered by each outstanding option, and the exercise price thereof shall be proportionately adjusted for any increase or decrease in the number of issued shares resulting from certain defined changes in the Company's capitalization, such as a stock split, stock dividend and similar changes. The option agreements of the Company under the 1999 Option Plan generally provide that if the Company is a participant in any merger or consolidation, each outstanding and unexercised option may be assumed or substituted by the surviving corporation; and that if such options are not so assumed, the options become fully exercisable prior to the closing of such merger or consolidation.

     Amendment and Termination. The Board may from time to time, with respect to any shares at the time not then subject to options, suspend or discontinue the 1999 Option Plan or amend or terminate the Plan in any respect whatsoever except that, without the approval of a majority of the Company's stockholders, no such amendment shall: (a) increase the number of shares subject to the 1999 Option Plan; (b) change the designation of the class of persons eligible to receive options; or (c) amend any provisions to defeat the stated purpose of the Plan.

     Term of the 1999 Option Plan. Options may be granted pursuant to the 1999 Option Plan during the ten-year period expiring on April 12, 2009. The 1999 Option Plan shall expire for all purposes no later than April 12, 2009, except that terms of the 1999 Option Plan shall apply to unexpired options issued on or before April 12, 2009 until the earlier of the expiration or termination of the term of any such option.

     The common stock of the Company is currently traded on the Bulletin Board ("BB") under the symbol "OMNS". On August 10, 1999, the last reported closing price for the common stock of the Company was $5.500.

UNITED STATES TAX INFORMATION

     Options granted under the 1999 Option Plan may be either "incentive stock options" as that term is defined in Section 422 of the Code or nonstatutory or "nonincentive" stock options. The following is a summary of United States federal tax information relevant to such options:

     Incentive Stock Options. Incentive stock options can be granted only to employees of the Company or its subsidiaries. Directors, consultants and advisors in such capacities are not eligible to receive incentive stock options. An optionee who is granted an incentive stock option will not recognize taxable income either at the time the option is granted or upon its exercise, although the exercise may subject the optionee to the alternative minimum tax. Upon the sale or exchange of the shares more than two (2) years after the date of grant and one (1) year after the date of exercise of the option, any gain or loss will be treated as long-term capital gain or loss. If these holding periods are not met, the optionee will recognize ordinary income at the time of earlier sale or exchange equal to the difference between the exercise price and the lower of (i) fair market value of the shares on the date of the option exercise or (ii) the sale price of the shares. A different rule for measuring ordinary income upon such a premature disposition may apply if the optionee is also an officer, Director or 10 percent stockholder of the Company. The Company generally will be entitled to a deduction in the same amount as the ordinary income recognized by the optionee. Any gain or loss recognized on such a premature disposition of the shares in excess of the amount treated as ordinary income will be characterized as long-term or short-term capital gain or loss, depending on the holding period.

     Nonstatutory or Nonincentive Stock Options. All other options which do not qualify as incentive stock options are referred to as nonstatutory or nonincentive stock options. An optionee will not recognize any taxable income at the time he or she is granted a nonstatutory stock option. However, upon its exercise, the optionee in general will recognize taxable income generally measured as the excess of the then fair market value of the shares exercised over the exercise price. Any taxable income recognized in connection with an option exercise by an optionee who is also an employee of the Company will be subject to tax withholding by the Company by payment in cash or out of the current earnings paid to the optionee.

     Restricted Shares The receipt of restricted shares pursuant to the exercise of a stock option generally will not result in a taxable event to the optionee or the Company until the restrictions with respect to such shares expire, unless the participant makes an election under

Section 83(b) of the Internal Revenue Code to be taxed as of the date of exercise. If a Section 83 (b) election is made, the participant will recognize ordinary income in an amount equal to the excess of the fair market value of such shares on the date of exercise over the amount paid for such shares. The election must be filed with the Internal Revenue Service no later than 30 days after the date of purchase. If no Section 83 (b) election is made, a taxable event will occur and the optionee will recognize ordinary income on each date on which the restrictions expire as to the subject shares on that date, and the holding period for long-term capital gain purposes will not commence until such date. However, if the participant is subject to Section 16 (b) of the Securities Exchange Act of 1934 (hereinafter "Exchange Act"), and if no Section 83 (b) election was made at the time of purchase, the recognition date for ordinary income for shares that vest within six months of purchase generally will be subject to deferral to the date six months after the date of exercise. The Company is entitled to a tax deduction in an amount equal to the ordinary income recognized by the optionee, provided that the applicable withholding requirements are satisfied.

     The foregoing is a summary of the effects of United States federal income taxation laws upon the optionee and the Company in connection with the 1999 Option Plan, does not purport to be complete, is subject to change, and reference should be made to the applicable provisions of the Internal Revenue Code and related rules and regulations. In addition, this summary does not discuss the provisions of the income tax laws of any state or local or foreign jurisdiction to which the optionee may be subject.

NEW PLAN BENEFITS

     The Company cannot now determine the number of options to be received in the future by the Named Executive Officers, all current officers as a group, all employees (including current officers who are not executive officers) as a group or all Directors as a group. In the fiscal year of the Company ended March 31, 1999, options to purchase up to 731,500 shares of common stock under all of the Company's stock option plans were granted to all employees (including current officers who are not executive officers), options to purchase 253,500 shares of common stock were granted to all current executive officers as a group, and warrants to purchase 120,000 shares of common stock were granted to Directors as a group.

          The following table discloses the benefits or amounts that have been allocated to each of the following persons under the 1999 Option Plan:

                                   1999 Stock Option Plan
                                   -----------------------
                                                     Number of Shares of
                                                        Common Stock
Name and Principal Position      Dollar Value ($)*    subject to option(#)
---------------------------      ----------------    ---------------------
Gwyneth Gibbs (1)                        0                  65,000
Interim Chief Executive
Officer, Vice President

David R. Seaman (2)                    68,640               24,000
Chief Technical Officer and
Research and Development
Director

Larry Barcot (2)                       34,320               12,000
Vice President of North
American Sales

Matthew Simmons (2)                    68,640               24,000
Vice President of North
American Operations

Kevin Doyle (3)                          --                   --
Former Vice President of
Marketing

Kenneth Holmes (3)                       --                   --
Former Chairman, former
interim Chief Executive
Officer, and former Chief
Financial Officer

Douglas Marshall (4)                     0                  96,825
Nominee as Class I Director

Geoffrey Wagner                                               0
Nominee as Class I Director

Non-Executive Director Group             0                 193,650
(4)

Non-Executive Officer Employee       1,003,860             351,000
Group(2)

(*) Dollar Value is estimated based on the fair market value as of July 31, 1999 of the securities underlying the options of the 1999 Stock Option Plan as determined by the Board of Directors, which was $3.88, minus the option price for the optionee.

(#) Options issued under the 1999 Stock Option Plan are subject to approval of such plan by the stockholders and compliance with applicable law.

(1) The exercise price of the Mrs. Gibbs' options is $3.88 per share. One third of the options of Mrs. Gibbs vest on July 31, 2000, and 1/24 of the remainder of such options vesting each month thereafter.

(2) The options have a three year vesting schedule starting on April 13, 1999, with one third of the options after one year, and 1/24 of the remainder of such options vesting each month thereafter; the exercise price per share is $1.02, which the Board of Directors determined was at equal to or greater than the fair market value of such shares on such date.

(3) This individual is no longer an employee of the Company and is not eligible for any options under such plan.

(4) The options were issued as of July 31, 1999 and vest on such date. The exercise price of the options is $3.88 per share.

(5) The options were issued as of July 31, 1999 and have a three year vesting period with one third of such option vesting after one year, and 1/24 of the remainder of such options vesting each month thereafter. The exercise price of the options is $1.02 per share.

     See "Executive Compensation - Stock Option Grants and Exercises" for the number of stock options granted to each of the Named Executive Officers.

REQUIRED VOTE

     The adoption of the 1999 Option Plan requires the affirmative vote of a majority of the shares of the voting stock of the Company on an as converted basis present or represented and entitled to vote on this subject matter at the meeting. On the matter of the adoption of the 1999 Option Plan, each share of common stock of the Company has one vote and each share of preferred stock of the Company is treated as though it has been converted into 1.667 shares of common stock for such purposes. An abstention is not an affirmative vote and, therefore, will have the same effect as a vote against the proposal. A broker "non-vote" will not be treated as entitled to vote on this subject matter at the meeting. See "Information Concerning Solicitation and Voting Quorum; Abstentions; Broker "Non-Votes".

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ADOPTION OF THE 1999 OPTION PLAN. THE EFFECT OF AN ABSTENTION IS THE SAME AS A VOTE AGAINST THE ADOPTION OF THE 1999 OPTION PLAN.

                                 PROPOSAL THREE

                               RATIFICATION OF THE

                               GRANT OF OPTIONS TO

                    CERTAIN DIRECTORS AND OFFICERS UNDER THE

                                1999 OPTION PLAN



GENERAL

     On July 31, 1999 a Special Committee of the Board of Directors comprised of Messrs. Philip Barrett and Geoffrey Wagner ("Special Committee") granted a nonincentive stock option representing 96,825 shares of the common stock of the Company to each of Mr. Gerald Chew and Mr. Douglas Marshall, who are Directors of the Company subject to approval of the stockholders. These options were granted effective as of July 31, 1999, at an option price equal to the "fair market value" of the common stock as of such date.

     On July 31, 1999 the Special Committee also granted the President of the Company, Mrs. Gwyneth Gibbs, an incentive stock option representing 65,000 shares of common stock of the Company effective as of that date, also at an option price equal to the fair market value of the common stock as of July 31 1999. The options of Mr. Chew and Mr. Marshal vest on July 31, 1999, and the option of Mrs. Gibbs shall vest over a period ending July 31, 2002, with one-third of the options vesting on July 31, 2000 and the remainder vesting pro rata over the remaining 24 month period. No stock options were offered or granted to either Directors Barrett or Wagner and no commitments exist to offer or grant any such options or equivalent rights to such person at any time.

     For these purposes, the Special Committee determined that the fair market value of each share of the common stock of the Company on July 31, 1999 was equal to $3.88 per share. The foregoing options were granted by the affirmative vote of Directors Barrett and Wagner, constituting the sole members of the Special Committee of the Board and 100 percent of the disinterested members of the Board of Directors as defined by Section 144(a)(1) of the Delaware General Corporation Law.

PROPOSAL

     At the Annual Meeting, the disinterested stockholders of the Company are being requested to ratify the grant by the Special Committee of the Board of a nonincentive stock option to Director Gerald Chew in the amount of 96,825 shares of the common stock of the Company, a nonincentive stock option to Director Douglas Marshall representing 96,825 shares of the common stock of the Company, and an incentive stock option to Mrs. Gwyneth Gibbs representing 65,000 shares of common stock of the Company under the 1999 Option Plan. Such approval would also require adoption of the 1999 Option Plan being proposed to the stockholders under Proposal Two of this Proxy Statement. Such options to be granted to such Directors and Mrs. Gibbs are on terms consistent with the 1999 Stock Option Plan, with vesting of the options of Mr. Chew and Mr. Marshall as of July 31, 1999 and vesting of one-third of the options of Mrs. Gibbs on July 31, 2000 with monthly vesting of the remainder of such options in equal installments over the following 24 months; and with an exercise price at the fair market value of the shares determined by the Special Committee of the Board as of July 31, 1999 as described above under the heading "General" of this Proposal 3. Under the 1999 Option Plan the relevant option would terminate upon the removal of a Director for cause or death or disability in the case of Mr. Chew or Mr. Marshall; or upon the termination of the employment or death or disability of Mrs. Gibbs pursuant to the specific terms of the Plan.

     The Special Committee of the Board believes that the grant of such options to these Directors and to the President of the Company is important to the future success of the Company. The granting of these options is intended to motivate high levels of performance and effort and to retain the personal services and commitment of such individuals to the Company, thereby increasing stockholder value. In making its determination to grant such options and in evaluating the terms of the options, the disinterested members of the Board of Directors reviewed, discussed and analyzed the status of the Company and the particular qualifications of each such person and several other factors, including the business and technical experience, prior success and respective current contributions of each of Messrs. Chew and Marshall and Mrs. Gibbs; the past and current value of the common stock of the Company; the operations, financial condition and prospects of the Company; the likely demand such persons would command in the marketplace for their respective services; and the determination of the option exercise price with reference to a "fair value" of the common stock for such purposes from a financial point of view as of the grant date pursuant to the Plan. In view of the variety of factors considered by the Special Committee of the Board, no one factor nor any combination of these factors other than all factors taken together, was determinative in the recommendation of the Special Committee. Without giving relative weights to the respective factors, favorable and adverse, the Special Committee of the Board determined that the factors adverse to the grant of the relevant options were not sufficiently so to negate the potential benefits of such grants.

REQUIRED VOTE

     The ratification of the grant of options by the Special Committee of the Board to Mr. Chew, Mr. Marshall and Mrs. Gibbs requires the affirmative vote of a majority of the shares of the voting stock of the Company on an as converted basis present or represented and entitled to vote on this subject matter at the meeting. Shares of the voting stock of the Company owned by Mr. Chew, Mr. Marshall or Mrs. Gibbs are not entitled to vote on this subject matter. On the matter of the ratification of these option grants, each share of common stock of the Company has one vote and each share of preferred stock of the Company is treated as though it has been converted into 1.667 shares of common stock for such purposes. An abstention is not an affirmative vote and, therefore, will have the same effect as a vote against the proposal. A broker "non-vote" will not be treated as entitled to vote on this subject matter at the meeting. See "Information Concerning Solicitation and Voting Quorum; Abstentions; Broker `Non-Votes'".

     THE DISINTERESTED MEMBERS OF THE BOARD OF DIRECTORS OF THE COMPANY RECOMMEND A VOTE "FOR" THE RATIFICATION OF THE GRANT OF SUCH OPTIONS TO MR. CHEW AND MR. MARSHALL AND MRS. GIBBS. THE EFFECT OF AN ABSTENTION IS THE SAME AS A VOTE AGAINST THE RATIFICATION OF THE GRANT OF SUCH OPTIONS TO THESE DIRECTORS AND OFFICER.

                                  PROPOSAL FOUR

                         APPROVAL OF AN AMENDMENT TO THE

                        1994 EMPLOYEE STOCK PURCHASE PLAN



GENERAL

     The 1994 Employee Stock Purchase Plan (the "Purchase Plan") was adopted by the Board of Directors in May 1994 and the stockholders of the Company in August 1994. As a result of a 1-for-10 reverse split approved by the stockholders at the 1997 Annual Meeting (the "Reverse Split"), the total of 400,000 shares of Common stock then reserved for issuance under the Purchase Plan were split into 40,000 shares. In July 1998 the Board of Directors amended the Purchase Plan to increase the number of shares of common stock of the Company reserved for issuance under the Plan to 250,000 and this amendment was approved by the stockholders in the 1998 Annual Meeting. As of March 31, 1999 the number of shares of common stock of the Company elected to be purchased by participating employees of the Company was 39,340 when adjusted for the reverse stock split in 1997 under the terms of the Plan.

     Due to anticipated exercises of purchase rights under the Purchase Plan by employees within the fiscal year ending March 31, 2000 ("fiscal year 2000"), the Board believes that the maximum authorized number of shares under the Purchase Plan is inadequate to meet the Company's hiring and retention targets for fiscal year 2000. At the Annual Meeting, the stockholders are being requested to approve an amendment to the Purchase Plan to increase the authorized number of shares of common stock under the Purchase Plan by 150,000 shares for a total of 400,000 shares of common stock reserved thereunder. The Board of Directors believes it is in the best interests of the Company to amend the Purchase Plan, which provides eligible employees the opportunity to purchase the Company's common stock through payroll deductions, to effect this increase in shares. This method of purchasing stock is an important method of rewarding employees for their performance and for business successes reflected in stock price appreciation. The Board believes that this plan provides incentives, encouraging hard work and dedication aimed at increasing the value of the Company. The Company believes that stock ownership by its employees is beneficial in aligning employee and stockholder interests and thereby enhancing stockholder value.



PROPOSAL

     At the Annual Meeting, the stockholders are being requested to approve an amendment to increase the number of shares reserved for issuance thereunder by 150,000 shares for an aggregate of 400,000 shares reserved for issuance thereunder. The Company believes that the Purchase Plan motivates high levels of performance and provides an effective means of recognizing employee contributions to the success of the Company. The Company believes that the Purchase Plan is of great value in recruiting and retaining highly qualified technical and other key personnel who are in great demand as well as rewarding current employees. The Board of Directors believes that the ability to sell stock under the Purchase Plan will be important to the future success of the Company by allowing it to accomplish these objectives.



EFFECT OF PROPOSED AMENDMENT

     In EITF 97-12, the Financial Accounting Standards Board ("FASB") addressed whether the addition of newly-authorized shares to satisfy participation levels for outstanding offering periods is compensatory. The FASB determined that such newly-authorized shares purchased at the original exercise price should be accounted for as a compensatory award, resulting in the recognition of compensation expense to the extent that the original exercise price is less than the fair market value of the stock on the date of authorization. Therefore, if the number of shares sold to the Company's employees in an offering period exceeds the number of shares reserved for issuance under the Purchase Plan at the beginning of that offering period, the Company may incur a compensation charge, which could be significant. The Board of Directors believes the recognition of compensation expense by the Company in connection with the Purchase Plan is contrary to the best interests of the Company and its stockholders, and therefore has adopted the proposed amendment to increase the number of shares of common stock reserved for issuance under the Purchase Plan to a level intended to avoid the adverse accounting effects described above for the duration of the Purchase Plan. The Board further believes that the reservation of shares in excess of that actually required for issuance under the Purchase Plan is not adverse to interests of the Company or its stockholders because the number of shares that may actually be issued under the Purchase Plan is limited by the provisions of the Internal Revenue Code. Certain features of the Purchase Plan are outlined below.



SUMMARY OF THE PURCHASE PLAN

     Administration. The Purchase Plan, which is intended to qualify under
Section 423 of the Code, is administered by the Board of Directors or its Compensation Committee (the "Plan Administrator"). The Compensation Committee of the Board of Directors currently acts as Plan Administrator of the Purchase Plan. All questions of interpretation or application of the Purchase Plan are determined by the Plan Administrator, and its decisions are final, conclusive and binding upon all participants.

     Eligibility and Participation; Withdrawal. Company employees are eligible to participate in the Purchase Plan if they are customarily employed for at least 20 hours per week and more than five months per year. Moreover, the Board may designate that such employees of its subsidiaries are eligible to participate in the Purchase Plan. However, no employee may be granted the right to purchase more than $25,000 of common stock in any calendar year determined with reference to the grant date of the right to purchase during the applicable offering period.

     Eligible employees become participants in the Purchase Plan by filing with the payroll office of the Company a subscription agreement authorizing payroll deductions prior to the applicable offering date of up to 10 percent of the employee's compensation for an Offering Period (as defined below). An employee may withdraw from the Purchase Plan at any time by giving written notice to the Company. In such a case, all of the payroll deductions credited to the employee's account and not yet used to purchase common stock are refunded.

     Offering Periods. The Purchase Plan is implemented by consecutive and overlapping offering periods of two years ("Offering Periods") with a new Offering Period commencing on the first trading day on or after October 1 and April 1 of each year. The Plan Administrator may change the commencement date and duration of Offering Periods without obtaining stockholder approval so long as such change is announced at least five (5) days prior to the scheduled beginning of the first Offering Period to be affected by such change.

     Purchase Price. The purchase price per share at which shares are sold to employees under the Purchase Plan is 85 percent of the lower of the fair market value of the Company's common stock (a) on the date of commencement of the Offering Period or (b) on the applicable Exercise Date within such Offering Period. The applicable "Exercise Date" is the last day of the particular six-month exercise period within the Offering Period. The fair market value of the Company's common stock on a given date is determined with reference to the closing sale price for the Company's common stock or the average of the closing bid and ask prices for the common stock on the date of such determination pursuant to standards set forth in the Plan. In the absence of an established market for the common stock, the fair market value shall be determined in good faith by the Board of Directors.

     Automatic Transfer to Lower Price Offering Period. If the fair market value of the Company's common stock on any Exercise Date in an Offering Period is lower than the fair market value of the common stock on the enrollment date of such Offering Period, then all participants in such Offering Period will be automatically withdrawn from such Offering Period immediately after the exercise of their right on the Exercise Date and will be automatically re-enrolled in the immediately following Offering Period as of the first day thereof.

     Adjustment on Changes in Capitalization. In the event certain changes are made in the Company's capitalization, such as a stock split or stock dividend, which results in an increase or decrease in the number of outstanding shares of the Company's common stock without receipt of consideration by the Company, the number of shares remaining subject to purchase under the Purchase Plan and the purchase price per share must be appropriately adjusted. In the event of the proposed dissolution or liquidation of the Company, the Offering Periods will terminate immediately prior to such dissolution or liquidation, unless the Board provides otherwise. In the event of a proposed sale of all or substantially all of the assets of the Company, or the merger of the Company with or into another corporation, each right under the Purchase Plan shall be assumed or an equivalent right shall be substituted by such successor corporation or a parent or subsidiary of such successor corporation, unless the Board determines, in the exercise of its sole discretion and in lieu of such assumption or substitution, to shorten the Offering Periods then in progress by setting a new Exercise Date.

     Non-Assignability. No rights or accumulated payroll deductions of a participant under the Purchase Plan may be pledged, assigned or transferred for any reason (other than by will or the laws of descent and distribution), and any such attempt shall be without effect but may be treated by the Company as an election to withdraw from the Purchase Plan.

     Amendment and Termination of the Plan; Term. The Board of Directors may at any time and for any reason terminate or amend the Purchase Plan. Except upon a change in capitalization, no such termination can affect rights previously granted, provided that an Offering Period may be terminated by the Board of Directors on any Exercise Date if the Board determines that the termination of the Purchase Plan is in the best interests of the Company and its stockholders. Except upon a change in capitalization, no amendment may make any change in any right theretofore granted under the Purchase Plan which adversely affects the rights of the participant holding such right. To the extent necessary to comply with Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended, or under Section 423 of the Code (or any successor rule or provision or any other applicable law or regulation), the Company shall obtain stockholder approval of amendments to the Purchase Plan in such a manner and to such a degree as required. In any case, the Purchase Plan expires pursuant to its terms in May 2004.



UNITED STATES TAX INFORMATION

     The Purchase Plan, and the right of participants to make purchases thereunder, is intended to qualify under the provisions of Sections 421 and 423 of the Code. The following is a summary of United States federal tax information relevant to such rights:

     Under Sections 421 and 423 of the Code, no income generally will be taxable to a participant for United States tax purposes until the shares purchased under the Purchase Plan are sold or otherwise disposed of. Upon sale or other disposition of the shares, the participant will generally be subject to tax and the amount of the tax will depend upon the participant's holding period.

     If the shares are sold or otherwise disposed of more than two years from the first day of the offering period and more than one year from the date the shares are purchased, the participant generally will recognize ordinary income measured as the lesser of (a) the excess of the fair market value of the shares at the time of such sale or disposition over the purchase price, or (b) an amount equal to 15 percent of the fair market value of the shares as of the first day of the offering period. Any additional gain will be treated as long-term capital gain of such participant. If the shares are sold or otherwise disposed of before the expiration of these holding periods, the participant generally will recognize ordinary income generally measured as the excess of the fair market value of the shares on the date the shares are purchased over the purchase price. Any additional gain or loss on such sale or disposition will be long-term or short-term capital gain or loss, depending on the holding period.

     The Company generally is not entitled to a deduction for amounts taxed as ordinary income or capital gain to a participant except to the extent of ordinary income recognized by participants. The foregoing is only a summary of the effect of United States federal income taxation upon the recipient and the Company with respect to the stock purchase rights under the Purchase Plan, does not purport to be complete, and does not discuss the tax consequences of a participant's death or the income tax laws of any state or local or foreign jurisdiction to which a participant may be subject.


AMENDED AND NEW PLAN BENEFITS

     Participation in the Purchase Plan is voluntary and is dependent on each eligible employee's election to participate and his or her determination as to the percentage of compensation to be contributed subject to the limitations in the Purchase Plan. Participants may also decrease their contributions or withdraw from the Purchase Plan at any time. The Company estimates that approximately 38 of its current employees are eligible to participate in the Purchase Plan. Therefore, the Company cannot now determine the number of shares that may be purchased in the future on behalf of the Named Executive Officers, all current executive officers as a group or all employees (including current officers who are not executive officers) as a group under the Purchase Plan. None of the Named Executive Officers elected to purchase shares under the Purchase in the fiscal year ended March 31, 1999; other employees purchased 10,658 shares of the common stock of the Company under the Purchase Plan in the fiscal year ended March 31, 1999.



REQUIRED VOTE

     The amendment of the Purchase Plan requires the affirmative vote of a majority of the shares of the Company's voting stock on an as converted basis present or represented and entitled to vote on this subject matter at the meeting. An abstention is not an affirmative vote and, therefore, will have the same effect as a vote against the proposal. A broker "non-vote" will not be treated as entitled to vote on this subject matter at the meeting. See "Information Concerning Solicitation and Voting Quorum; Abstentions; Broker "Non-Votes"".

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE AMENDMENT OF THE 1994 EMPLOYEE STOCK PURCHASE PLAN. THE EFFECT OF AN ABSTENTION IS THE SAME AS A VOTE AGAINST THE AMENDMENT OF THE 1994 EMPLOYEE STOCK PURCHASE PLAN.

                                  PROPOSAL FIVE

          RATIFICATION OF APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS



GENERAL

     At the 1998 Annual Meeting, the stockholders ratified the appointment of Deloitte & Touche LLP as the Company's independent accountants. On November 10, 1998, Deloitte & Touche LLP resigned as the Company's independent accountants. On March 15, 1999 the Company engaged the services of Grant Thornton LLP ("Grant Thornton") as its independent accountants. Grant Thornton was the Company's principal accountant for the audit of the consolidated balance sheet of Company as of March 31, 1999 and the related consolidated statements of operations, stockholders' equity (deficiency) and cash flows for the year then ended and the related schedules.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

     In connection with the audits by Deloitte & Touche LLP of the Company's financial statements for the two fiscal years ended on March 31, 1997 and March 31, 1998, and through November 10, 1998, the Company did not have any disagreements with Deloitte & Touche LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Deloitte & Touche LLP, would have caused Deloitte & Touche LLP to make reference thereto in their report on the financial statements for such years. The independent auditors' report included in the Company's financial statements for the year ended March 31, 1998 expressed an unqualified opinion and included an explanatory paragraph concerning certain factors which then raised substantial doubt about the Company's ability to continue as a going concern. The independent auditor's report dated May 9, 1997 included in the Company's financial statements for the year ended March 31, 1997 (in the Company's Form 10K filed June 30, 1997) expressed an unqualified opinion. During the two fiscal years ended on March 31, 1997 and March 31, 1998, and through November 10, 1998, there were no reportable events, as defined in Regulation S-K Item 304(a)(1)(v). The Company provided Deloitte & Touche LLP with a copy of its Form 8-K (filed with the SEC on November 11, 1998) no later than the day that such Form was filed with the SEC. Deloitte & Touche LLP has furnished the Company with a letter addressed to the SEC stating that it agrees with the above statements. A copy of the letter is filed as Exhibit 23.1 to this Proxy Statement.

     In the period from November 10, 1998 through the date of the engagement of Grant Thornton and through the current date, the Company did not engage in any activities required to be disclosed under Item 304(a)(2) of Regulation S-K.


PROPOSAL

     The Board of Directors has selected Grant Thornton LLP, independent public accountants, to audit the financial statements of the Company for the fiscal year ending March 31, 2000, and recommends that the stockholders vote for ratification of such appointment. In the event of a negative vote on ratification, the Board of Directors will reconsider its selection. Representatives of Grant Thornton LLP are expected to be present at the meeting with the opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate questions.

REQUIRED VOTE

     The ratification of the appointment of the independent public accountants requires the affirmative vote of a majority of the shares of the Company's voting stock on an as converted basis present or represented and entitled to vote on this subject matter at the meeting. An abstention is not an affirmative vote and, therefore, will have the same effect as a vote against the proposal. A broker "non-vote" will not be treated as entitled to vote on this subject matter at the meeting. See "Information Concerning Solicitation and Voting Quorum; Abstentions; Broker "Non-Votes"".

     THE BOARD OF DIRECTORS RECOMMEND THAT STOCKHOLDERS VOTE "FOR" RATIFICATION OF THE APPOINTMENT OF GRANT THORNTON LLP AS THE INDEPENDENT PUBLIC ACCOUNTANTS OF THE COMPANY.



                             EXECUTIVE COMPENSATION



SUMMARY COMPENSATION

     The following table shows, as to the Chief Executive Officer and each of the other current executive officers and former executive officers whose salary plus bonus exceeded $100,000, information concerning compensation awarded to, earned by or paid for services to the Company in all capacities during the last three fiscal years:

                           SUMMARY COMPENSATION TABLE


                                                                                      Long-term
                                                                                    Compensation
                                           Annual Compensation                         Awards
                                 ---------------------------------------------------------------
                                                                     Other Annual                     All Other
Name and Principal Position      Year     Salary ($)  Bonus ($)    Compensation ($)   Options      Compensation($)
---------------------------      ----     ----------  ---------    ----------------   --------     ---------------

Gwyneth Gibbs (1)                1999        79,874      33,209           22,855        5,000             --
Interim Chief Executive          1998        77,117          --           23,386         --               --
Officer, Vice President          1997        65,542          --           22,276        1,000             --

David R. Seaman (2)              1999       143,253          --           51,256        5,000             --
Chief Technical Officer and      1998       142,069          --           35,150        2,000             --
Research and Development         1997       126,580          --           56,009        1,000             --
Director

Larry Barcot (3)                 1999        80,000      30,000               --      240,000 (7)         --
Vice President                   1998            --          --               --          --              --
North American Sales             1997            --          --               --          --              --

Matthew Simmons (4)              1999        45,004          --           81,211        3,500             --
Vice President                   1998        32,690          --           63,645          --              --
North American Operations        1997        24,578          --           17,696          500             --

Kevin Doyle (5)                  1999        79,167      32,500               --      300,000 (7)         --
Former Vice President            1998            --          --               --          --              --
Marketing                        1997            --          --               --          --              --

Kenneth Holmes (6)               1999        53,098      56,667               --      100,000             --
Former Chairman,                 1998        53,447      26,681               --          --              --
Interim Chief Executive Officer  1997            --          --               --          --              --
and Chief Financial Officer


-----------------------

(1) Mrs. Gibbs was appointed President and interim Chief Executive Officer of the Company in October 1998, and was elected to the Board of Directors in February 1999. Information regarding Mrs. Gibbs' business experience during the past five years is in Proposal 1 hereof in

"Nominees." Mrs. Gibbs is paid in U.K. pounds sterling, which have been converted into U.S. dollars at the exchange rate in effect on March 31 of the applicable fiscal year. "Other Annual Compensation" represents amounts contributed to the OMNIS Software Limited Retirement Scheme on Mrs. Gibbs' behalf (an aggregate of $20,482 in 1997, $21,459 in 1998 and $20,921 in 1999).

(2) Mr. Seaman, 46*, is the Chief Technical Officer of the Company. He has served as a Vice President of the Company since June 1990 and has served as Research and Development Director since June 1982. He served as Managing Director of Blyth Software, Ltd. (now OMNIS Software Ltd.) from September of 1990 until June of 1993. Mr. Seaman is paid in U.K. pounds sterling, which have been converted into U.S. dollars at the exchange rate in effect on March 31 of the applicable fiscal year. "Other Annual Compensation" represents the value of the use of an automobile and amounts paid or reimbursed for automobile use ($16,805 in 1997, $3,343 in 1998 and $12,875 in 1999) and amounts contributed to the OMNIS Holdings Limited Retirement Benefits Scheme and the OMNIS Software Limited Retirement Scheme on Mr. Seaman's behalf (an aggregate of $39,204 in 1997, $31,807 in 1998 and $38,381 in 1999).

(3) Mr. Barcot, 50*, is the Vice President of North American Sales and has served in this position since April 1998. Mr. Barcot had been involved in the technology industry since 1976. Since 1984, Mr. Barcot has provided consulting and software development services for companies on an international basis with the majority of software development projects completed using tools from OMNIS Software.


(4) Mr. Simmons, 25*, is the Vice President of North American Operations and has served in this position since January 1999. He joined the Company in August 1995, and has held a variety of positions within the UK Sales and Marketing division. Prior to joining the Company, Mr. Simmons worked for a Rapid Application Development tool vendor for 18 months. Mr. Simmons is paid in U.K. pounds sterling, which have been converted into U.S. dollars at the exchange rate in effect on March 31 of the applicable fiscal year. "Other Annual Compensation" represents the value of the use of an automobile and amounts paid or reimbursed for automobile use ($10,059 in 1998 and $3,603 in 1999), a mobile phone ($322 in 1999), amounts contributed to the OMNIS Software Limited Retirement Scheme on Mr. Simmons' behalf (an aggregate of $419 in 1998 and $1,807 in 1999) and commissions ($17,696 in 1997, $57,683 in 1998 and $71,135 in
1999).

(5) Mr. Doyle, 44*, served as Vice President of Marketing for the Company from April of 1998 until his employment terminated as of January 15, 1999. Prior to joining the Company, Mr. Doyle has had over 22 years of technology consulting experience, including over 14 years experience developing and delivering solutions using the products of OMNIS Software. Mr. Doyle was a founder of the Macintosh Consultants Network, formed in 1988.

(6) Mr. Holmes, 33*, served as Chairman, interim Chief Executive Officer, and Chief Financial Officer of the Company from February 1998, and Director of Finance from his joining the Company in August of 1997, until he resigned from the Board of Directors in October 1998. Prior to joining the Company, Mr. Holmes served as Assistant Controller of NeXT Software, Inc. from July 1996 to March 1997. From March 1994 to July 1996, Mr. Holmes was Controller at ENlighten Software Solutions, Inc., a worldwide independent supplier of software for system administration. Mr. Holmes was an accountant with KPMG Peat Marwick LLP from August 1991 through March 1994.

(7) The amount or vesting of options granted to Messrs. Barcot and Doyle respectively are subject to and conditioned upon the trading price of the common stock of the Company as of September 30, 1999. See Notes (10) and (11) to the table in "Security Ownership of Certain Beneficial Owners and Management." (*) Ages are as of the Record Date.

STOCK OPTION GRANTS AND EXERCISES

     The following table shows, as to the individuals named in the Summary Compensation Table above, (the "Named Executive Officers") information concerning stock options granted during the fiscal year ended March 31, 1999. This table also sets forth hypothetical gains or "option spreads" for the options at the end of their respective ten-year terms, as calculated in accordance with the Rules of the Securities and Exchange Commission. Each gain is based on an arbitrarily assumed annualized rate of compound appreciation of the market price at the date of the grant of 5% and 10% from the date the option was granted to the end of the option term. The 5% and 10% rates of appreciation are specified by the rules of the Securities and Exchange Commission and do not represent the Company's estimate or projection of future Common Stock prices. The Company does not necessarily agree that this method properly values an option. Actual gains, if any, on option exercises are dependent on the future performance of the Company's Common Stock and overall market conditions.

                                                                                      Potential Realizable
                                                                                    Value at Assumed Annual
                                                                                      Rates of Stock Price
                                   Option Grants in the Last Fiscal Year             Appreciation of Option
                                           Individual Grants (1)                            Term (3)
                         ---------------------------------------------------------  ------------------------
                             Number of
                            Securities         % of Total
                            Underlying       Options Granted  Exercise
                              Options        to Employees in   Price    Expiration
Name                      Granted (1)(#)     Fiscal Year (2)   ($/Sh)      Date         5%($)        10%($)
----                      --------------     ---------------  --------  ----------  ---------      ---------
David R. Seaman                 5,000            0.68%           0.75    5/19/08        2,358         5,977
Gwyneth Gibbs                   5,000            0.68%           0.75    5/19/08        2,358         5,977
Larry Barcot                  240,000            32.81%          0.78    4/1/08       117,880       298,731
Matthew Simmons                 3,500            0.48%           0.75    5/19/08        1,651         4,184
Kevin Doyle (4)               300,000            41.01%          0.78    4/1/08       147,350       373,414
Kenneth Holmes (5)            100,000            13.67%          0.75    5/19/08       47,167       119,531

(1) Options granted under the Company's 1987 Stock Option Plan or 1996 Stock Option Plan are granted with an exercise price not less than at 100% of fair market value of the Company's Common Stock at the date of grant and generally vest over a four-year period.

(2) During the fiscal year ended March 31, 1999, the Company granted a total of 731,500 options and warrants to employees.

(3) This column sets forth hypothetical gains or "option spreads" for the options at the end of their respective ten-year terms, as calculated in accordance with the rules of the Securities and Exchange Commission. Each gain is based on an arbitrarily assumed annualized rate of compound appreciation of the market price at the date of grant of 5% and 10% from the date the option was granted to the end of the option term. The 5% and 10% rates of appreciation are specified by the rules of the Securities and Exchange Commission and do not represent the Company's estimate or projection of future performance of the Company's Common Stock and overall market conditions.

(4) The Employment Agreement dated as of April 1, 1998 between the Company and Mr. Doyle terminated on January 15, 1999, except that in the event the Average Closing Price (defined in Note 11 to the table in "Security Ownership of Certain Beneficial Owners and Management")) meets or exceeds $6 per share, then a certain number of shares will vest based on a sliding scale from 75,000 shares related to a price of $6 per share up to a maximum of 300,000 shares related to a price of $18 per share, in which case Mr. Doyle will have 3 months after September 30, 1999 to exercise the option with respect to any such vested shares.

(5) Mr. Holmes resigned in October of 1998 prior to the vesting of any options granted to him.

(#) Employees who are eligible may participate in the 1994 Stock Purchase Plan ("Purchase Plan") to purchase shares of the Common Stock of the Company at 85% of fair market value as described in more detail above in Proposal 4 "General" and "Summary Of The Purchase Plan." None of Mrs. Gibbs, Mr. Seaman, Mr. Simmons or Mr. Barcot elected to purchase shares under the Purchase Plan during fiscal 1999.

         No options were exercised by the Named Executive Officers during the last fiscal year. The following table shows, as to the Named Executive Officers, the value of unexercised options at March 31, 1999. None of these options were in-the-money as of March 31, 1999.

                    AGGREGATED FISCAL YEAR-END OPTION VALUES

                                                    Number of Securities
                                                   Underlying Unexercised
                                                        Options/SARS
                                                  at March 31, 1999 (#)(1)
                                            -------------------------------------
Name                                         Exercisable   Unexercisable    Value
                                             -----------   -------------    -----
Gwyneth Gibbs                                   2,395           5,605        $*
David R. Seaman                                11,610           6,390         *
Matthew Simmons                                   291           3,810         *
Larry Barcot                                        0         240,000         *
Kevin Doyle (2)                                     0         300,000         *
Kenneth Holmes (3)                                  0               0         *

-----------------
(1) The Company has not granted any stock appreciation rights and its stock plans do not provide for the granting of such rights.

(2)  See Note 4 to the table in "Stock Option Grants and Exercises" above.

(3) Mr. Holmes resigned in October of 1998 prior to the vesting of any options granted to Mr. Holmes.

(#) Employees who are eligible may participate in the 1994 Stock Purchase Plan ("Purchase Plan") to purchase shares of the Common Stock of the Company at 85% of fair market value as described in more detail above in Proposal 4 "General" and "Summary Of The Purchase Plan." None of Mrs. Gibbs, Mr. Seaman, Mr. Simmons or Mr. Barcot elected to purchase shares under the Purchase Plan during fiscal 1999. As of the Record Date, Mrs. Gibbs, Mr. Seaman, Mr. Simmons and Mr. Barcot are eligible to participate in the Purchase Plan.

(*)  The value is negative.

OTHER EMPLOYEE BENEFIT PLANS

         Employment Contracts

     The Service Agreement effective April 1, 1990 between the Company and Mr. Seaman retains Mr. Seaman as the Company's Chief Technical Officer for an initial term of four (4) years, which is automatically renewed for subsequent two year terms unless the agreement is terminated by either party by delivery of six months prior notice. The Service Agreement was automatically renewed for two year terms in April 1994, April 1996, and April 1998. It provides for an annual base salary of 48,000 U.K. pounds sterling, with annual increases based on a United Kingdom consumer index throughout the term of the agreement. In addition, Mr. Seaman is entitled to an annual incentive bonus of 25% of his base salary if certain annual profitability goals are achieved (no bonuses have been paid to date), to an automobile and payments or reimbursements for automobile expenses, and to Company contributions to a retirement plan on his behalf. See "OMNIS Holdings Limited Retirement Benefits Scheme" and "OMNIS Software Limited Retirement Benefits Scheme."

     The Employment Agreement effective April 1, 1998 between the Company and Mr. Barcot provides employment on an at-will basis with an annual salary of $80,000. In addition, Mr. Barcot is entitled to receive up to 150% of his annual salary if certain profitability goals are achieved and to options for 240,000 shares of the Company's common stock vesting over six years, except that in the event that the Company's average closing sale price of its common stock for the ten trading days ending on September 30, 1999 ("Average Closing Sale Price") meets or exceeds $6 per share, then a certain number of shares will vest on September 30, 1999 based on a sliding scale from 75,000 shares related to a price of $6 per share up to a maximum of 300,000 shares related to a price of $18 per share.

     The Employment Agreement dated as of April 1, 1998 between the Company and Mr. Doyle terminated on January 15, 1999, except that in the event the Average Closing Sale Price meets or exceeds $6 per share, then a certain number of shares will vest on September 30, 1999 based on a sliding scale from 75,000 shares related to a price of $6 per share up to a maximum of 300,000 shares related to a price of $18 per share, in which case Mr. Doyle will have 3 months after September 30, 1999 to exercise the option with respect to any such vested shares.

     OMNIS Holdings Limited Retirement Benefits Scheme

     The Company, through its United Kingdom subsidiary, OMNIS Holdings Limited (formerly Blyth Holdings Limited), sponsors a retirement plan, the OMNIS Retirement Benefits Scheme ("OHL Retirement Plan"). The only participant in the OHL Retirement Plan is David R. Seaman. Participation in the OHL Retirement Plan is frozen; no additional employees may participate. The OHL Retirement Plan provides retirement benefits upon attainment of normal retirement age and incidental benefits in case of death or termination of employment prior to retirement. A participant's normal retirement benefit is 66.66% of his final remuneration, reduced if the participant has less than ten years of service with OMNIS Holdings Limited. OMNIS Holdings Limited makes annual contributions under the OHL Retirement Plan to fund promised retirement benefits. The OHL Retirement Plan is partially insured through the Sun Life Assurance Society. The assets held under the OHL Retirement Plan which are not used to pay insurance premiums are held in trust for investment purposes for the benefit of the OHL Retirement Plan. OMNIS Holdings Limited retains the right to terminate the OHL Retirement Plan at any time upon thirty days prior written notice.

     OMNIS Software Limited Retirement Benefits Scheme

     The Company also sponsors a retirement plan called the OMNIS Software Ltd. Retirement Benefits Scheme ("OMNIS Software Retirement Plan") for substantially all employees of OMNIS Software Limited (formerly Blyth Software Limited). The OMNIS Software Retirement Plan provides retirement benefits upon attainment of normal retirement age and incidental benefits in case of death or termination of employment prior to retirement. OMNIS Software Limited makes annual contributions under the OMNIS Software Retirement Plan to fund promised retirement benefits. In addition, participants are entitled to make voluntary contributions under the OMNIS Software Retirement Plan to increase their benefits. Currently, OMNIS Software Limited contributes an amount equal to 1/8% of each participants' compensation under the OMNIS Software Retirement Plan. OMNIS Software Limited retains the right to terminate the OMNIS Software Retirement Plan at any time upon thirty days prior written notice.

         401 (k) Employee Savings Plan

     The Company established a 401 (k) Employee Savings and Retirement Plan (the "401 (k) Plan") in November 1992. The 401 (k) Plan is a qualified profit sharing plan and salary deferral program under the United States federal tax laws and is administered by the Company. All employees of the Company (except for certain specifically excluded classifications as defined in the 401 (k) Plan) are eligible to participate in the 401 (k) Plan on the first day of each quarter upon attainment of age 21. Participants may defer from 1% to 15% of their total salary

(including bonuses and commissions) each pay period through contributions to the 401 (k) Plan. The Company makes a matching contribution of 10% of the amount contributed by the participant up to a maximum of 15% of the salary deferral. All salary deferral and Company matching contributions are credited to separate accounts maintained in trust for each participant and are invested, at the participant's direction, in one or more of the investment funds available under the 401 (k) Plan. All account balances are adjusted at least annually to reflect the investment earnings and losses of the trust fund.

     Each participant is fully vested in the portion of his or her account under the 401 (k) Plan which such participant contributed. The portion contributed by the Company vests over live years. Distribution may be made from a participant's account upon termination of employment, retirement, disability, death or in the event of financial hardship or attainment of age 59-1/2.

     The federal tax laws limit the amount which may be added to a participant's account for any one year under a qualified plan such as the 401 (k) Plan to the lesser of (i) $30,000 or (ii) 25% of the Participant's compensation (net of salary deferral contributions) for the year. In addition, not more than $9,500 of compensation may be deferred by a participant through salary deferral contributions in any one calendar year.

     This program was suspended in fiscal year 1998 and the Company may reinstate it in fiscal year 2000 or a subsequent year, if appropriate under the circumstances.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     In October 1997, the Company obtained an interim debt financing of $1,000,000 with Astoria Capital Partners L.P. ("Astoria"). This debt financing was secured by substantially all of the Company's assets and was originally scheduled to be repaid by December 31, 1997. Astoria then extended the due date of the notes payable to September 30, 1998. The Company formed a committee of its creditors (the "Creditor Committee") in February 1998 to structure a workout agreement pursuant to which the Company would repay its creditors over time, with the objective of avoiding further litigation or formal bankruptcy proceedings; and a workout agreement was entered into in June 1998. The Company began repayment to the creditors in the quarter ending September 30, 1998 and fully repaid such creditors by March 31, 1999.

     In April 1998, the Company agreed to sell up to 126,000 shares of Series A Convertible Preferred Stock of the Company (the "Convertible Preferred Stock"), at a price of $8.03 per share, to Astoria, at its option, at such price per share at any time prior to October 1, 1998. Each share of Convertible Preferred Stock would convert into 10 shares of common stock. Between April 1 and October 1, 1998, Astoria purchased a total of 124,564 shares of Convertible preferred stock from the Company. The proceeds were used to fund the Company's operations. On December 31, 1998, the Company repurchased the 124,564 shares of Convertible Preferred Stock from Astoria for an aggregate purchase price of $100 (or $.0008 per share). The Certificate Regarding Preferred Stock of the Omnis Technology Corporation was filed with the Delaware Secretary of State on February 25, 1999, eliminating the class of Convertible Preferred Stock then in effect.

     In order to increase the capital of the Company to obtain additional working capital and to eliminate its principal indebtedness, on March 19, 1999 the Board of Directors of the Company authorized the issuance of 300,000 shares of a new Series A Convertible Preferred Stock (the "Preferred Shares") and 7,600,000 shares of common stock of the Company (the "Common Shares") (collectively the Preferred Shares and the Common Shares shall be referred to as the "Shares"). The Restated Articles of Incorporation of the Company vest in the Board of Directors the authority to issue such Shares. On March 31, 1999 the Company filed with the Secretary of State of Delaware a Certificate of Designations setting forth the rights, preferences and privileges of the new Preferred Shares. Pursuant to the terms of a Letter of Intent entered into by and between the subject parties as of February 22, 1999, on March 31, 1999 the Company entered into a series of stock purchase agreements with Astoria Capital Partners, L.P., Gwyneth Gibbs, president of the Company, and certain members of the Board of Directors or their affiliates.

     Under the terms of a stock purchase agreement with Astoria, the Company agreed to issue and Astoria agreed to purchase 300,000 Preferred Shares at a purchase price of $1.6667 per share for an aggregate Preferred Share purchase price of $500,000; and to purchase 2,543,344 Common Shares at a purchase price of $0.25 per share for an aggregate Common Share purchase price of $635,836 (collectively the "Astoria Shares"). The consideration for the Astoria Shares was the cancellation of the 1997 secured indebtedness of the Company to Astoria. The stock purchase agreement grants certain registration rights and rights of first refusal to Astoria. The Company also entered into a separate Common Stock Purchase Agreement with Astoria pursuant to which Astoria purchased an additional 1,000,000 Common Shares at a price of $0.25 per share for an aggregate cash purchase price of $250,000. The Common Stock Purchase Agreement also grants certain registration rights and rights of first refusal to Astoria.

     Pursuant to the terms of stock purchase agreements entered into with certain members of the Board of Directors, including Mrs. Gibbs (the "Board of Directors Agreements"), the Company also agreed to issue an additional 4,000,000 Common Shares in the aggregate at a price of $0.25 per share, for an aggregate purchase price of $1,000,000. The Board of Directors Agreements do not grant any registration rights or rights of first refusal to the parties. These transactions were approved by the disinterested directors of the Company pursuant to Delaware law. The Board of Directors Agreements include a stock purchase agreement between the Company and RCJ Capital Partners, LP (of which Rockport Group LP is the sole general partner, and Director Geoffrey Wagner is the sole general partner of Rockport Group LP), for RCJ Capital Partners, LP to purchase 850,000 shares of the Common Stock of the Company for a total price of $212,500 for such shares; a stock purchase agreement between the Company and Rockport Group, LP, of which Director Geoffrey Wagner is the sole general partner, for Rockport Group, LP to purchase 1,420,000 shares of the Common Stock of the Company for a total price of $355,000 for such shares; a stock purchase agreement between the Company and Gwyneth Gibbs to purchase 80,000 shares of the Common Stock of the Company for a total price of $20,000; and a stock purchase agreement between the Company and Philip and Debra Barrett Charitable Remainder Trust, of which Director Philip Barrett is a trustee and trustor, for Philip and Debra Barrett Charitable Remainder Trust to purchase 1,650,000 shares of the Common Stock of the Company for a total price of $412,500.

     The proceeds from the sale of the Common Shares to the Board of Directors was primarily used to satisfy the entire indebtedness owed to the Omnis Class 2 Creditors pursuant to the 1998 workout agreement previously entered into between the Company and such creditors. The $250,000 in proceeds from the sale of the 1,000,000 Common Shares to Astoria is being used for Company working capital purposes, primarily to enhance and expand its sales and marketing activities.

                             ADDITIONAL INFORMATION

COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and Directors, and persons who own more than ten percent of a registered class of the Company's equity securities, to file reports of ownership on Form 3 and changes in ownership on Form 4 or 5 with the Securities and Exchange Commission (the "SEC") and the National Association of Securities Dealers, Inc. Such officers, Directors and ten-percent stockholders are also required by SEC rules to furnish the Company with copies of all forms that they file pursuant to Section 16(a). Based solely on its review of the copies of such forms received by it, the Company believes that all Section 16(a) filing requirements applicable to its officers, Directors and ten-percent stockholders were complied with in a timely fashion, except Astoria Capital Partners LP filed two late reports, each of which was related to one transaction, and failed to file Form 5 related to the fiscal year ended March 31, 1999, Mr. Wagner filed two late reports, each of which was related to one transaction, and Mr. Barrett failed to file Form 5 related to the fiscal year ended March 31, 1999.

ANNUAL REPORT

     A copy of the Annual Report of the Company for fiscal year 1999 has been mailed concurrently with this Proxy Statement to all stockholders entitled to notice of and to vote at the Annual Meeting. The Annual Report is not incorporated into this Proxy Statement and is not considered proxy solicitation material.

FORM 10-KSB/A

     The Company has filed an Annual Report on Form 10-KSB/A with the Securities and Exchange Commission. Stockholders may obtain a copy of this report without charge by writing to Geoffrey Wagner, Secretary, at the Company.

DEADLINE FOR RECEIPT OF STOCKHOLDER PROPOSALS

     The Company knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters properly come before the Annual Meeting, it is the intention of the persons named in the enclosed Proxy to vote the shares they represent as the Board of Directors may recommend. Discretionary authority with respect to such other matters is granted by the execution of the enclosed Proxy.

     The Company currently intends to hold its 2000 Annual Meeting of Stockholders in September 2000 and to mail proxy statements relating to such meeting in August 2000. Proposals of stockholders of the Company that are intended to be presented by such stockholders at the 2000 Annual Meeting of Stockholders of the Company must be received by the Company no later than May 11, 2000, and must otherwise be in compliance with applicable laws and regulations in order to be considered for inclusion in the proxy statement and form of proxy relating to that meeting, including the following: (i) a brief description of the matter and the reasons for conducting such business at the annual meeting, (ii) the name and address of the stockholder, as they appear on the books of the Company, (iii) the number of shares beneficially owned by the stockholder, (iv) any material interest of the stockholder in the proposal, and
(v) any other information that is required to be provided by the stockholder pursuant to Regulation 14A under the Exchange Act. Nominations of persons to the Board of Directors must include, with respect to each nomination and the nominating stockholder, (A) the name, age, business address and residence address of such person, (B) the principal occupation or employment of such person, (C) the class and number of shares of the Company which are beneficially owned by such person, (D) a description of arrangements or understandings between the stockholder and each nominee and other person or persons (naming such person or persons) pursuant to which the nominations are to be made by the stockholder, and (E) any other information relating to such person that is required to be disclosed in solicitations of proxies for elections of Directors, or is otherwise required under the Exchange Act.

     The attached proxy card grants discretionary authority to the proxies named therein to vote on any matter raised by a stockholder at the meeting. The Company intends to confer similar authority in the proxy to be solicited for the 2000 Annual Meeting of Stockholders for any stockholder proposal as to which the Company receives notification by May 11, 2000 of the stockholder's intent to raise the matter at the 2000 Annual Meeting of Stockholders.

     Notwithstanding the foregoing, the stockholder must also provide notice as required by the Exchange Act and the applicable regulations thereunder. The chairman of the Annual Meeting may determine, if the facts warrant, that a matter has not been properly brought before the meeting and, therefore, may not be considered at the meeting.

                                                         THE BOARD OF DIRECTORS

Dated: _____________ , 1999

                      THIS PROXY IS SOLICITED ON BEHALF OF

             THE BOARD OF DIRECTORS OF OMNIS TECHNOLOGY CORPORATION

                       1999 ANNUAL MEETING OF STOCKHOLDERS

                               SEPTEMBER 29, 1999



     The undersigned stockholder of OMNIS Technology Corporation, a Delaware corporation, hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, each dated September 8, 1999, and hereby appoints Philip Barrett and Geoffrey Wagner, proxies and attorneys-in-fact, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the 1999 Annual Meeting of Stockholders of OMNIS Technology Corporation to be held on September 29, 1999, at 1:00 p.m. Pacific Time at the offices of Landels Ripley & Diamond, LLP, 350 The Embarcadero, Suite 600, San Francisco, California 94105, (415) 512-8700, and at any adjournment(s) thereof and to vote all shares of Common Stock of the Company which the undersigned would be entitled to vote if then and there personally present, on the matters set forth below:



1.   ELECTION OF DIRECTORS: _          FOR the nominees listed below (except as
     (Proposal 1)                      indicated to the contrary
                                       below). ______________


     GEOFFREY WAGNER and

     DOUGLAS MARSHALL                 WITHHOLD authority to vote for
                                      nominees: _______________



                                      FOR ALL EXCEPT _________________________



     INSTRUCTIONS: To withhold authority to vote for any individual nominee, mark "For All Except" and write such nominee's name in the space provided above.



2. THE ADOPTION OF THE OMNIS TECHNOLOGY CORPORATION 1999 STOCK OPTION PLAN (PROPOSAL 2): FOR: _____________ AGAINST: _________ WITHHELD: _________



3. THE RATIFICATION OF THE GRANT OF STOCK OPTIONS IN THE TOTAL AMOUNT OF 258,650 SHARES OF THE COMMON STOCK OF THE COMPANY TO CERTAIN OF THE DIRECTORS AND OFFICERS OF THE COMPANY UNDER THE OMNIS TECHNOLOGY CORPORATION 1999 STOCK OPTION PLAN (PROPOSAL 3): FOR: ___________ AGAINST:
     _______ __ WITHHELD: _________



4. THE APPROVAL OF AN AMENDMENT TO THE OMNIS TECHNOLOGY CORPORATION 1994 STOCK PURCHASE PLAN TO INCREASE THE MAXIMUM NUMBER OF SHARES OF THE COMMON STOCK OF THE COMPANY RESERVED FOR ISSUANCE UNDER THE PLAN FROM 250,000 TO

     400,000 SHARES (PROPOSAL 4): FOR: ___________ AGAINST: __________ WITHHELD:
     _________

5. THE RATIFICATION OF THE APPOINTMENT OF GRANT THORNTON LLP AS THE INDEPENDENT PUBLIC ACCOUNTANTS OF THE COMPANY FOR THE FISCAL YEAR ENDING MARCH 31, 2000 (PROPOSAL 5): FOR: ______________ AGAINST: _________
     WITHHELD: _________

and, in their discretion, upon such other matter or matters which may properly come before the meeting and any adjournment(s) thereof.



Detach above card, mark, sign, date and mail in postage paid envelope provided.



                          OMNIS TECHNOLOGY CORPORATION

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

     THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO CONTRARY DIRECTION IS INDICATED, WILL BE VOTED: (1) FOR THE ELECTION OF THE NOMINATED DIRECTORS, (2) FOR APPROVAL OF THE 1999 STOCK OPTION PLAN OF THE COMPANY, (3) FOR THE RATIFICATION OF THE GRANT OF OPTIONS TO CERTAIN NAMED DIRECTORS AND OFFICERS,
(4) FOR THE AMENDMENT TO THE COMPANY'S 1994 EMPLOYEE STOCK PURCHASE PLAN, AND
(5) FOR RATIFICATION OF THE APPOINTMENT OF THE COMPANY'S INDEPENDENT PUBLIC ACCOUNTANTS, AND AS SAID PROXIES DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY COME BEFORE THE MEETING AND ANY ADJOURNMENT(S) THEREOF.



                               Please be sure to sign and date this Proxy below.



                               Dated: __________________________, 1999





                               ---------------------------------------

                               Stockholder sign above



                               ---------------------------------------
                               Co-holder (if any) sign above



                              (This Proxy should be marked, dated, signed by the stockholder(s) exactly as his or her or its name appears hereon, and returned promptly in the enclosed envelope. Persons signing in a fiduciary capacity should so indicate.

                              If shares are held by joint tenants or as community property, both should sign.)


                               PLEASE ACT PROMPTLY

                 MARK, SIGN, DATE AND MAIL YOUR PROXY CARD TODAY

EXHIBIT NUMBER DESCRIPTION

23.1 Letter dated November 11, 1998 from Deloitte & Touche LLP to the Securities and Exchange Commission, stating its agreement with the statements contained in Item 4 of the Company's Form 8-K filed with the Securities and Exchange Commission on November 10, 1998.


EXHIBIT 23.1

                               [DELOITTE & TOUCHE]

November 11, 1998

Securities and Exchange Commission
Mail Stop 9-5
450 5th Street, N.W.
Washington, D.C. 20549

Dear Sirs/Madams:

We have read and agree with the comments in Item 4 of Form 8-K of Omnis Technology Corporation dated November 10, 1998.

Yours truly,
/s/
DELOITTE & TOUCHE LLP

                          OMNIS TECHNOLOGY CORPORATION
                             1999 STOCK OPTION PLAN


        1. Purpose. This Omnis Technology Corporation 1999 Stock Option Plan (the "Plan") is established to create additional incentives for certain valued employees, directors, consultants and advisors of Omnis Technology Corporation, a Delaware corporation (the "Company") or any parent or subsidiary thereof and to promote the financial success and progress of the Company and the Corporate Group. It is intended that (i) options which qualify as incentive stock options ("Incentive Options") under Section 422 of the Internal Revenue Code of 1986 as amended or superseded, and (ii) options which are nonincentive stock options ("Nonincentive Options") may be granted under this Plan.

        2. Effective Date and Term of the Plan.

               a. This Plan shall become effective on the date of its adoption by the Board of Directors of the Company (the "Board"), provided the Plan is approved by the shareholders of the Company within twelve months before or after that date. If the Plan is not so approved by the shareholders of the Company, all options granted under this Plan shall be rescinded and shall be void.

               b. This Plan shall terminate upon the earlier of (i) ten (10) years from the date the Plan is adopted by the Board or approved by the shareholders, whichever is earlier, or (ii) the date on which all shares available for issuance under this Plan shall have been issued pursuant to the exercise of options granted hereunder, or (iii) by action of the Board pursuant to Section 14 hereof. All options outstanding on the date of termination of this Plan shall continue in force and effect in accordance with the provisions of the agreements evidencing such options, and shall continue to include by reference all of the relevant provisions of this Plan notwithstanding such termination.

        3. Certain Definitions. Unless the context otherwise requires, the following defined terms (and all other capitalized terms defined in this Plan) shall govern the construction of this Plan, and any stock option agreements entered into pursuant to this Plan:

               a. "Code" means the Internal Revenue Code of 1986 as amended or superseded.

               b. "Common stock" shall mean the Common Stock of the Company, $0.10 par value.

               c. "Corporate Group" means the Company and any successor thereof, any and all parent corporations of the Company, and any and all subsidiary corporations of the Company as of the relevant date of determination. For purposes of this Plan, "parent" or "parent corporation" and "subsidiary" or "subsidiary corporation" shall have the same meanings as defined in Sections 424(e) and 424(f) of the Code.

               d. "Permanent and total disability" shall have the same meaning as defined in Section 22(e)(3) of the Code.

               e. "Exchange Act" means the Securities Exchange Act of 1934 as amended or superseded.

               f. Except as otherwise expressly provided herein, "fair market value" means:

                    (i) If the common stock of the Company is then listed on a Public Market (as hereinafter defined), then the "fair market value" of the shares of such common stock of the Company shall be the closing price of such stock on the principal exchange or securities market on which such stock is then listed or admitted to trading on the last trading day immediately prior to the relevant date, as reported by the Wall Street Journal or such other source as the Board deems reliable. If there are no reported sales of such stock of the Company on such principal exchange or securities market on said date, then the closing price for such stock on such exchange or market on the next preceding trading day for which quotations do exist shall be determinative of fair market value, as reported by the Wall Street Journal or such other source as the Board deems reliable.

                    (ii) If the common stock of the Company is quoted on the NASDAQ System (but not on the National Market System or Small Cap System thereof) or is regularly quoted by a recognized securities dealer but selling prices are not reported, then the "fair market value" of the shares of such common stock of the Company shall be the mean of the closing bid and asked prices for such stock on the last trading day immediately prior to the relevant date, as reported by the Wall Street Journal or such other source as the Board deems reliable; provided however that the Board may use other good faith methods to determine "fair market value" of the common stock in the event that the Board determines that such selling prices or bid and asked prices are not a reliable indicator of fair market value due to low or sporadic volume trading or comparable factors during the relevant period.

                    (iii) In the absence of an established market for the Common Stock of the Company, then the "fair market value" of the shares of such common stock of the Company shall be as determined by the Board in good faith as of the relevant date, or pursuant to such other or additional standards as required by applicable law.

               g. "For cause" means (i) conviction of a crime involving moral turpitude or any felony; (ii) the repeated failure to perform or material neglect or incompetence in the performance of the regular duties of the Optionee as an employee of the Company or other member of the Corporate Group; (iii) knowing participation in any fraud or other material act of malfeasance related to the business of the Company or other member of the Corporate Group; or (iv) the imparting, disclosure or use of any confidential information in material violation of any then applicable employment agreement or nondisclosure agreement to which the Company or other member of the Corporate Group is a party; except as otherwise provided by the terms of the relevant Option Agreement. Nothing in this Plan is intended to change the nature of the at-will employment of an Optionee with the Company or other member of the Corporate Group.

               h. "Option" collectively means an Incentive Option or a Nonincentive Option granted to an Optionee hereunder pursuant to an Option Agreement.

               i. "Option Agreement" means the written agreement between the Company and an Optionee granting an Option hereunder.

               j. "Option Price" with respect to any particular Option means the exercise price at which the Optionee may acquire each share of the Option Shares under such Option.

               k. "Option Shares" mean the shares of the common stock of the Company issued or issuable by the Company pursuant to the exercise of an Option granted hereunder; all stock or securities received in replacement of the Option Shares in connection with a recapitalization, reorganization, merger or other transaction subject to Section 5(b) hereof; all stock or other securities received as stock dividends or as a result of any stock splits; and all new, substituted or additional stock or other securities to which an Optionee may be entitled by reason of the exercise of an Option or the ownership of the Option Shares.

               l. "Optionee" means the eligible person to whom an Option is granted hereunder, and any permissible transferee thereof pursuant to Section 6(e) of this Plan. Any permissible transferee shall be bound by all of the terms and conditions and obligations of this Plan and the relevant Option Agreement.

               m. "Public Market" means a market where the common stock of the Company is listed on a national securities exchange (as that term is used in the Exchange Act) or a national securities market, including without limitation the National Market System of the National Association of Securities Dealers, Inc. Automated Quotation System ("NASDAQ") or the NASDAQ Small Cap Market as then constituted.

               n. "Ten Percent Shareholder" means a person who owns, either directly or indirectly by virtue of the ownership attribution provisions set forth in Section 424(d) of the Code, at the time such person is granted an Option, stock possessing more than ten percent (10%) of the total combined voting power or value of all classes of stock of the Company or of its parent or subsidiary corporation or corporations.

        4. Eligibility. The persons who shall be eligible to be granted Options pursuant to this Plan shall be the employees, officers, directors, consultants and/or advisors of the Company or any parent or subsidiary thereof, as the Board shall select from time to time in its sole discretion.

        5. Shares Subject to Plan.

               a. The stock issuable under this Plan shall be shares of the authorized but unissued or reacquired common stock of the Company. The aggregate number of shares of common stock which may be issued under this Plan shall be One Million Five Hundred Thousand (1,500,000) shares, subject to adjustment as provided in Section 5(b) hereof. In the event that any outstanding Option for any reason expires or is terminated or cancelled in whole or in part, the Option Shares allocable to any unexercised portion of such Option shall be available for subsequent grants hereunder.

               b. In the event the Company shall change the outstanding shares of its common stock into a different number or class of shares by means of any merger, consolidation, recapitalization, reorganization, reclassification, stock split, reverse stock split, stock dividend, combination, exchange or other comparable change in the corporate structure of the Company effected without receipt of consideration, then the Board shall make appropriate adjustments to the number and/or class of Option Shares and the Option Price per share of the stock subject to each outstanding and unexercised Option and with regard to the maximum number and/or class of shares of common stock of the Company issuable under this Plan, in order to prevent the dilution of benefits provided under such Options and this Plan. For these purposes (i) changes occurring on account of the issuance of shares of stock by the Company at any time upon the exercise of any stock options, rights or warrants or upon the conversion of any convertible securities or debt or other issuance of stock by the Company in a private or public offering for consideration shall not require any adjustment in the number or class of shares or the Option Price, and (ii) in the case of Incentive Options, any and all adjustments provided for hereunder shall fully comply with Sections 422 and 424 of the Code.

               c. Neither the grant of an Option nor any other provision hereof shall in any way affect the right of the Company to adjust, reclassify, restructure, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer or otherwise dispose of all or any part of its stock, business or assets at any time.

        6. Grant of Options; Option Agreements. Each Option granted pursuant to this Plan shall be authorized by the action of the Board and shall be evidenced by an

Option Agreement between the Company and the person to whom such Option is granted, in the form and substance satisfactory to the Board from time to time and consistent with and pursuant to this Plan. Without limiting the foregoing, each Option Agreement shall be deemed to include and incorporate by reference each and all of the following terms and conditions:

               a. Grant Date. The date stated in the Option Agreement as the grant date of the Option shall be the "Grant Date" of the Option for all purposes hereof. Notwithstanding the foregoing, an Option shall not be effective and legally enforceable hereunder until the completed execution and delivery of the written Option Agreement by the Optionee and a duly authorized officer of the Company.

               b. Term of Option. The Board shall have the power to set the time or times within which each Option shall be exercisable or the event or events upon the occurrence of which all or a portion of each Option shall be exercisable and the term of each Option; provided however that no Option shall be exercisable after the expiration of ten (10) years from the date such Option is granted; or in the case of a Ten Percent Shareholder, after the expiration of five (5) years from the date such Option is granted.

               c. Right to Exercise; Vesting. The right to exercise an Option shall vest at the rate of at least twenty percent (20%) per year over five (5) years from the Grant Date of the Option in all events, subject to reasonable conditions such as the continued employment of the Optionee and specifically subject to Section 6(h) of this Plan. Except as otherwise expressly provided in the relevant Option Agreement and subject to the expiration or earlier termination of the Option, the vesting period of the Option shall be for a period of four (4) years as follows:

                    (i) The Optionee shall have no right to exercise any part of the Option at any time prior to the expiration of the one (1) year from the Grant Date of the Option;

                    (ii) The Option shall become exercisable with respect to Twenty-Five Percent (25%) of the Option Shares upon the expiration of one (1) year from the Grant Date of the Option; and

                    (iii) The Option thereafter shall become exercisable with respect to an additional Two and Eight Point Thirty Three Hundredths Percent (2.0833%) of the Option Shares for each month following the expiration of one (1) year from the Grant Date of the Option.

Exercisable installments may be exercised by the Optionee in whole or in part and to the extent not exercised shall accumulate and be exercisable as provided. The Company shall not be required to issue fractional shares at any time; and any fractional shares remaining in an Option following any exercise thereof shall be rounded down to the next nearest whole number of Shares.

               d. Option Price. The Option Price for each Option shall be as determined in the sole discretion of the Board from time to time; provided however that:

                    (i) The Option Price for Incentive Options shall be not less than 100 percent of the fair market value of the Option Shares on the Grant Date of the Option; except that the Option Price for Incentive Options of a Ten Percent Shareholder shall not be less than 110 percent of the fair market value of the Option Shares on the Grant Date of the Option.

                    (ii) The Option Price for Nonincentive Options shall be not less than 85 percent of the fair market value of the Option Shares on the Grant Date of the Option; except that the Option Price for Nonincentive Options of a Ten Percent Shareholder shall not be less than 110 percent of the fair market value of the Option Shares on the Grant Date of the Option.

               e. Non-Transferability. No Option shall be transferable or assignable by the Optionee other than by will or the laws of descent and distribution, and an Option may be exercised during the lifetime of the Optionee solely by the Optionee; provided however that in the case of Nonincentive Options, the Optionee may transfer all or part of a Nonincentive Option by instrument to an inter vivos or testamentary trust in which such Option is to be passed to beneficiaries upon the death of the Optionee, or by gift to "immediate family" members as that term is defined in 17 C.F.R. Section 240.16a-1(e)(as amended or superseded), provided further that such Option shall remain subject to all of the terms and conditions of this Plan and the relevant Option Agreement, including but not limited to the Option termination provisions hereof. Subject to the foregoing, all transfers or assignments or attempted transfers or assignments of any Option or Option Agreement shall be void ab initio.

               f. Exercise of the Option. Except as otherwise provided in the relevant Option Agreement, in order to exercise an Option with respect to all or any part of the Option Shares for which an Option is then exercisable, Optionee (or the executor, administrator, heir or devisee of Optionee after the death of Optionee) must do the following:

                    (i) Provide the Secretary of the Company with written notice of such exercise, specifying the number of Option Shares for which the Option is being exercised;

                    (ii) Pay the Option Price for the Option Shares being purchased in one or more of the following forms: (1) full payment in cash or check of the Option Price in United States Dollars for the Option Shares being purchased; (2) full payment in shares of common stock of the Company having a fair market value on the Exercise Date equal to the Option Price for the Option Shares being purchased, and held for such period required for purposes of Section 16(b) of the Exchange Act to the extent applicable; or (3) full payment by a combination of such shares of common stock of the Company valued at fair market value on the Exercise Date and cash or check payable to the order of the Company, equal in the aggregate to the Option Price for the Option Shares being purchased; and

                    (iii) Furnish to the Company appropriate documentation that the person or persons exercising the Option, if other than Optionee, have the right to exercise such Option. For these purposes, the "Exercise Date" of the Option shall be the date on which the Secretary of the Company receives written notice of the exercise of such Option, together with full payment of the Option Price for the Option Shares being purchased. In the event the Board determines in its sole discretion that the shares of common stock of the Company cannot be reasonably valued at fair market value as of the Exercise Date, then full payment of the Option Price for the Option Shares shall be made only in cash or check payable to the order of the Company. The certificate or certificates for the Option Shares shall be registered in the name of Optionee, or if applicable, in the name of the estate, heirs or devisees of Optionee.

               g. Rule 16b-3. Options granted to individuals subject to Section 16 of the Exchange Act must comply with the applicable provisions of SEC Rule 16b-3 (as amended or superseded) and shall contain such additional conditions or restrictions as may be required thereunder to qualify for the maximum exemption from Section 16 of the Exchange Act with respect to Plan transactions.

               h. Tax Withholding. At the time an Option is exercised in whole or in part, or at any time thereafter as requested by the Company, the Optionee shall authorize payroll withholding and otherwise shall agree to make adequate payments to the Company for all federal, state and other jurisdiction tax withholding obligations of the Company or any parent or subsidiary thereof which may arise in connection with the Option, if any, including without limitation obligations arising upon (i) the grant of such Option, (ii) the exercise of such Option in whole or in part, (iii) the transfer of any Option Shares or other property or consideration of any kind in connection with the exercise of such Option, (iv) the operation of any law or regulations providing for the imputation of interest or any other income or payment, or (v) the lapsing of any restriction with respect to any Option Shares.

               i. Earlier Termination of Option Term. An Option shall terminate prior to the expiration date of the Option as follows:

                    (i) Termination For Cause. If the Company terminates the employment of an Optionee for cause, then the Option shall terminate and cease to be exercisable upon the earlier of (1) the termination of the employment of the

        Optionee or (2) the expiration date of the Option. No additional right to exercise the Option with respect to any Option Shares shall vest from and after the date the employment of the Optionee is terminated.

                    (ii) Voluntary Termination. If the Optionee voluntarily terminates his or her employment with the Company, then the Option shall terminate and cease to be exercisable upon the earlier of (1) the expiration of thirty (30) days from the date the employment of the Optionee is terminated or (2) the expiration date of the Option. No additional right to exercise the Option with respect to any Option Shares shall vest from and after the date the employment of the Optionee is terminated.

                    (iii) Termination Without Cause. If the Company terminates the employment of the Optionee without cause (other than in the case of death or permanent and total disability), then the Option shall terminate and cease to be exercisable upon the earlier of (1) the expiration of sixty (60) days from the date the employment of the Optionee is terminated or (2) the expiration date of the Option. No additional right to exercise the Option with respect to any Option Shares shall vest from and after the date the employment of the Optionee is terminated.

                    (iv) Removal of Director For Cause. If an Optionee is removed as a director for cause as defined by applicable law, then any Option granted to the Optionee in his or her capacity as a director shall terminate and cease to be exercisable upon the earlier of (1) the termination of the directorship of the Optionee or (2) the expiration date of such Option. No additional right to exercise such Option with respect to any Option Shares shall vest from and after the date the directorship of the Optionee is terminated.

                    (v) Death of Optionee. In the event of the death of Optionee during the term of the Option, then the executors or administrators of the estate of the Optionee or the heirs or devisees of the Optionee (as the case may be) shall have the right to exercise the Option to the extent the Optionee was entitled to do so at the time of his or her death; provided however that the Option shall terminate and cease to be exercisable upon the earlier of (1) the expiration of one (1) year from the date of the death of the Optionee or (2) the expiration date of the Option. No additional right to exercise the Option with respect to any Option Shares shall vest from and after the date of the death of the Optionee.

                    (vi) Disability of Optionee. In the event of the permanent and total disability of Optionee during the term of the Option, then Optionee shall have the right to exercise the Option to the extent Optionee was entitled to do so at the time of the termination of his or her employment or directorship or engagement with the Company by reason of such disability; provided however that the Option shall terminate and cease to be exercisable upon the earlier of (1) the expiration of one (1) year from the date of such termination of employment or directorship or engagement or (2) the expiration date of the Option. No additional right to exercise the Option with respect to any Option Shares shall vest from and after the date of the termination of the employment or directorship or engagement of the Optionee.

                    (vii) Employment by Corporate Group. For purposes of this Section, if during the term of the Option the Optionee transfers as an employee from the Company to another member of the Corporate Group, the employment of the Optionee shall not be deemed to have terminated or ceased hereunder and all references to the Company herein shall be deemed to include such member of the Corporate Group. For purposes hereof the employment of the Optionee shall be deemed to have terminated either upon actual termination of employment or upon the employer of Optionee ceasing to be a member of the Corporate Group, unless said employer or its successor assumes the Option pursuant to the terms hereof.

               j. Common Stock Voting Rights. This Plan and any Option Agreement hereunder shall be in full compliance with Section 260.140.1 of the Rules of the California Commissioner of Corporations (as amended or superseded) regarding the voting rights of common stock.

               k. Other Provisions. An Option Agreement may contain such other terms, provisions and conditions, including but not limited to provisions accelerating the right to exercise an Option, special forfeiture conditions, rights of repurchase, rights of first refusal and restrictions on transfer of Option Shares issued hereunder, not inconsistent with the provisions of this Plan or applicable law, as may be determined by the Board in its sole discretion.

        7. Restrictions on Grant or Stock Issuance.

               a. The grant of Options and the issuance of Option Shares shall be conditioned upon and subject to compliance with all of the applicable requirements of federal and state laws with respect to such securities on the relevant dates of determination; and to the entering into of such covenants, representations and warranties by the Optionee as required under applicable laws in the judgment of the Company or its counsel in its sole discretion with respect to the grant of the Option and the issuance of the Option Shares thereunder. Without limiting the foregoing, the Company has no obligation to file a registration statement under the Securities Act of 1933 or under any similar act or law for the registration or qualification of any Option or any of the Option Shares or to otherwise assist any Optionee in complying with any exemption from registration.

               b. The certificate or certificates representing the Option Shares acquired by exercise of the Option shall bear such legends as determined by the Company in its sole and absolute discretion, including without limitation any applicable federal or state securities law or corporate law restrictions and legends. In order to ensure compliance with the restrictions set forth in this Plan and the Option Agreement, the Company also may issue appropriate stop-transfer instructions to its transfer agent, if any, and if the Company transfers its own securities, the Company may make appropriate notations to the same effect in its own records.

        8. No Rights as a Shareholder. No person shall have any rights as a shareholder with respect to any of the Option Shares subject to an Option until the date of the issuance of a stock certificate(s) for the Option Shares for which the Option has been exercised. No adjustments shall be made for dividends or distributions or other rights for which the record date is prior to the date such stock certificate(s) are issued, except as provided in Section 5(b) of this Plan.

        9. No Rights in Other Capacities. Nothing in this Plan or in any Option Agreement shall confer upon any Optionee any right to continue as an employee or director or consultant or advisor of the Company (or any other member of the Corporate Group) or interfere in any manner with any right of the Company (or any other member of the Corporate Group or other relevant entity) to terminate the employment or directorship or engagement of an Optionee at any time. No Optionee shall have any authority to act on behalf of the Company in any capacity with respect to his or her own participation in this Plan or with respect to his or her own Option Agreement or Option granted hereunder.

        10. Use of Proceeds. The proceeds received by the Company from the payment of the Option Price pursuant to exercise of an Option shall be used for such corporate purposes as determined by the Board in its discretion.

        11. Lock-Up Restrictions. In connection with any underwritten public offering of stock or other securities made by the Company pursuant to an effective registration statement filed under applicable federal securities acts, the Optionee shall fully comply with and cooperate with the Company and any managing underwriter in connection with any stock "lock-up" or "standstill" agreements or similar restrictions on the offer or sale or contract to sell or other transfer or assignment or pledge or loan or other encumbrance of the shares of the common stock of the Company (including without limitation any of the Option Shares) generally applicable to similarly situated shareholders or optionholders of the Company.

        12. Mandatory Notice of Disposition. The Optionee shall transfer or dispose of any of the Option Shares only in compliance with the provisions of this Plan and the Option Agreement. Without limiting the other provisions of this Plan or the Option Agreement, in the event the Optionee disposes of any of the Option Shares within two (2) years of the Grant Date of the Option or within one (1) year after the transfer of the Option Shares to the Optionee in connection with an exercise of the Option, whether such disposition is made by sale, exchange, gift or otherwise, then the Optionee shall notify the Chief Financial Officer of the Company of such disposition in writing within thirty (30) days from the date of such disposition. Said written notice shall state the date of such disposition, and the type and amount of the consideration received for such Option Share or Option Shares by the Optionee in connection therewith. In the event of any such disposition, the Company shall have the right to withhold from the Optionee or to require the Optionee to immediately pay to the Company the aggregate amount of taxes, if any, which the Company is required to withhold under federal or state or other applicable law as a result of the granting or exercise of the subject Option or the disposition of the subject Option Shares.

        13. Modification, Extension and Renewal of Options. Subject to the terms and conditions and within the limitations of this Plan, the Board may modify, extend or renew outstanding Options granted under this Plan, or accept the surrender of outstanding Options (to the extent not theretofore exercised) and authorize the granting of new Options in substitution therefor (to the extent not theretofore exercised). Notwithstanding the foregoing, no modification of any Option shall, without the consent of the Optionee, alter or impair any rights or obligations under any Option theretofore granted under this Plan.

        14. Termination or Amendment of Plan.

               a. The Board may at any time terminate or amend this Plan prior to the expiration of this Plan, provided however that without the approval of the shareholders of the Company there shall be: (i) no increase in the total number of shares of stock which may be issued under this Plan (except by operation of the provisions of Section 5(b) hereof), and (ii) no change in the classes of persons eligible to be granted Options.

               b. No amendment of this Plan may adversely affect any then outstanding Option or any unexercised portion thereof without the consent of the Optionee; provided however that subject to Section 14(a) hereof the Board expressly reserves the right to amend the terms and provisions of this Plan and of any outstanding Options under this Plan to the extent necessary to qualify such Options for such favorable federal income tax treatment (including deferral of taxation upon exercise) as may be afforded employee stock options under amendments to the Code or other statutes or regulations which become effective after the effective date of this Plan.

        15. Financial Statements. Subsequent to the Effective Date of the Plan, the Optionees shall receive financial statements from the Company on at least an annual basis to the extent required by the then applicable Rules of the Commissioner of Corporations for the State of California or as otherwise required by law.

        16. Notices. All notices, requests, demands and other communications required or permitted to be given pursuant to this Plan or any Option Agreement (collectively "notices") shall be in writing and shall be delivered (i) by personal delivery, (ii) by nationally recognized overnight air courier service or (iii) by deposit in the United States Mail, postage prepaid, registered or certified mail, return receipt requested. A notice shall be deemed to have been given on the date delivered, if delivered personally or by overnight air courier service; or five (5) days after mailing if mailed. All notices shall be addressed if to the Company at its principal place of business in the State of California, United States of America, to the attention of the Secretary or Chief Financial Officer of the Company; and if to the Optionee or his or her representative at the last address of Optionee shown on the records of the Company. Either party may by written notice to the other party specify a different address to which notices shall be given, by sending notice thereof to the other party in the foregoing manner.

        17. Administration. This Plan shall be administered by the Board or by a duly appointed committee of the Board having such powers as shall be specified by the Board; and further subject to Section 16(b) of the Exchange Act and SEC Rule 16b-3 (as amended or superseded) with respect to any Option granted to an individual subject to such rules. Any references in this Plan to the Board shall also be deemed to refer to such committee of the Board if appointed for such purposes with the relevant powers. The Board may also at any time terminate the functions of such committee and reassume all powers and authority previously delegated to the committee. The Board is authorized to establish such rules and regulations as it may deem appropriate for the proper administration of this Plan and to make such determinations under, and issue such interpretations of, this Plan and any Option Agreement or Option granted hereunder as it may deem necessary or advisable. All questions of interpretation of this Plan or any Option Agreement or Option granted hereunder shall be determined by the Board and shall be final and binding upon all persons having an interest in this Plan or any Option Agreement or Option granted hereunder. No member of the Board shall vote on any matter concerning his or her own participation in this Plan. No member of the Board shall be liable for any action or interpretation made in good faith hereunder.

        18. General Provisions.

               a. This Plan constitutes the entire Omnis Technology Corporation 1999 Stock Option Plan, subject to termination or amendment as herein provided. In the event of any conflict between the terms or provisions of this Plan and any Option Agreement for any Option granted hereunder, the terms and provisions of this Plan shall control.

               b. This Plan shall be construed in accordance with and governed by the laws of the State of California without reference to the principles of conflicts of law.

               c. Whenever possible, each provision of this Plan shall be interpreted in such manner as to be effective and valid under applicable law. In the event that any provision of this Plan shall be held by the final judgment of a court of competent jurisdiction to be invalid or unlawful or unenforceable, then the remaining provisions of this Plan shall remain in full force and effect and shall be construed to give the fullest effect to the purpose of this Plan and the intended qualification of this Plan pursuant to Section 422 of the Code and pursuant to Section 25102(o) of the California Corporations Code and the respective regulations and rules thereunder (as amended or superseded).

               d. When the context requires, the plural shall include the singular and the singular the plural and any gender shall include any other gender. Section headings are for convenience only and are not part of this Plan.

        19. Copies of Plan. A complete copy of this Plan as then in effect shall be delivered to each Optionee at or before the time such person executes and delivers the relevant Option Agreement.


Dated:  April 13, 1999



     DATE OF ADOPTION OF THIS PLAN BY THE BOARD OF DIRECTORS OF THE COMPANY:
                                 APRIL 13, 1999